Exhibit 99.II-l(q)

Waterfront Place
1 Eagle Street
Brisbane QLD 4000
PO Box 7804
Waterfront Place QLD 4001
Australia
DX 289 Brisbane
Tel +61 7 3246 4000
Fax +61 7 3229 4077
www.dlaphillipsfox.com

Product Acquisition Agreement

Agen Biomedical Limited

Agen Limited

Agenix Limited

British Biocell International Ltd

DLA Phillips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
RPB / 0416539	and Wellington.

Table of contents

Parties		1
Background		1
Operative provisions		1
1	Sale and purchase	1
	Sale and purchase of Business and Assets	1
	Sale free from Security Interests	1
	Assumption of liabilities	1
	Title, property and risk	1
	Entitlement to rights, benefits and income	1
2	Purchase Price and amount to be paid by BBI	2
	Price	2
3	Payment of Purchase Price	2
	Payment	2
	Payment at Completion	2
	Payment of Plant and Equipment Price	2
	Payment of Antibodies Price	2
	Payment of Cell Lines Price	3
	Payments in cleared funds	3
	Payment direction	3
	Retention	4
4	Inventory and Plant and Equipment	4
	Valuation of Inventory	4
	Plant and Equipment	5
5	No rescission or termination	5
6	Completion	5
	Date of Completion	5
	Place for Completion	5
	Agen’s obligations at Completion	5
	BBI’s obligations at Completion	7
	Interdependence	7
7	Trade Debts	7
	Ownership of Trade Debts	7
	Notification to customers	7
	List of Trade Debts	7
	Accounting for Trade Debts	7
	Collection of debts	8
8	Employees, trade creditors and other liabilities	8
	Accrued Employee Entitlements	8
	Trade Creditors and other liabilities	8
9	Contracts	8
	Transfer of Contracts	8
	Third party consent	8
	Requirements for transfer of Contracts	8
	Arrangements until Contracts are transferred	9
	Inverness Medical (previously Wampole Laboratories LLC) Agreement	9
	Agen’s and BBI’s indemnity	9
	Recalls	9

1

10	Cell Lines and Licensed Cell Line Technology	10
	Provision of Cell Lines to BBI	10
	Exclusion of liability in respect of the Cell Lines	11
	License of Technology in respect of the Cell Lines	11
	Assignment	12
11	Assigned Intellectual Property	12
	Assignment	12
12	Licensed Intellectual Property	12
	Grant of Licence	12
	Assignment	12
	License back for the Product Transfer Period	12
	BBI must not challenge the Licensed Intellectual Property	13
	Indemnity	13
	BBI’s duties and rights in relation to infringement	13
	BBI’s duty to co-operate with Agen	13
	Effect of proceedings on this document	13
	No assignment of SimpliRED intellectual property	13
	No warranty as to validity	13
13	Other obligations after Completion	15
	Retention of Records	15
	Access to Records	15
	Correspondence and enquiries	15
14	Product Transfer Period	16
	Transfer of product manufacturing	16
15	Regulatory Licences	16
16	Warranties	17
	BBI’s warranty	17
	Agen’s Warranties	17
17	Indemnification	18
	Indemnification by Agen	18
	Indemnification by BBI	18
18	Specific Warranties	19
19	BBI Acknowledgements	19
20	Limitations to the Warranties	19
21	Agen’s Obligations Prior to Completion	20
22	Obligations After Completion	21
23	Restrictive Covenants	22
24	Exclusion of liability	22
25	Announcements and confidentiality	22
	Agreed announcement	22
	Obligation of confidence	23
	Further permitted use and disclosure	23
	Obligations to continue after agreement ends	23
26	Dispute resolution	23
	Disputes covered	23
	Notice in writing	23
	Implementation of agreement reached through negotiation or mediation	24
	Litigation	24
	Rights and obligations during a dispute	24
	Interlocutory relief and right to terminate	24

2

27	Default interest	24
28	Notices	24
	Notices only by authorised signatories	24
	Giving notices	24
	Change of address or fax number	25
	Time notice is given	26
	Copies of notices	26
29	Miscellaneous	26
	Approvals and consent	26
	Assignment	26
	Costs	26
	Effect of Completion	26
	Entire agreement	26
	Execution of separate documents	27
	Exercise of rights	27
	Further acts	27
	Governing law and jurisdiction	27
	Severability	27
	Stamp duty	27
	Waiver	27
	Variation	27
	No partnership or agency	27
	Force Majeure	28
30	Definitions and interpretation	28
	Definitions	28
	Interpretation	33
	References concerning this document	34
	References to legislation	34
	Business day	34
	References to and calculations of time	34
Execution and date		35

Schedule 1	37
Plant and Equipment	37
Schedule 2	38
Contracts	38
Schedule 3	39
Licensed Intellectual Property	39
Schedule 4	41
Inventory of Valuation Principles	41
Schedule 5	42
Initial Product Transfer Outline	42
Schedule 6	43
Regulatory Licences	43
Schedule 7	44
Completion Requirements	44
Schedule 8	46
Specific Warranties	46
Schedule 9	50
Technical Support	50

3

Schedule 10
Initial Stock List
Schedule 11
Antibodies Stock
Schedule 12
Disclosure Document

4

Parties

AGEN Biomedical Limited ABN 97 010 528 980 of 11 Durbell Street, Acacia Ridge, Brisbane in the State of Queensland, Australia (Agen)

Agen Limited ABN 83 010 664 123 of 11 Durbell Street, Acacia Ridge, Brisbane in the State of Queensland, Australia (Agen Limited)

Agenix Limited ABN 58 009 213 754  of 11 Durbell Street, Acacia Ridge, Brisbane in the State of Queensland, Australia (Agenix)

British Biocell International Ltd of Golden Gate, Ty Glas Avenue, Cardiff CF14 5DX (BBI)

Background

A             Agen is the manufacturer of the Products and is the owner of the Business comprising the Assets, Inventory, the Antibodies Stock,  the Cell Lines, and Plant and Equipment.

B             Agen agrees to sell and BBI agrees to buy the rights associated with the manufacture and distribution of the Products and Agen agrees to transfer the title to the Business comprising the Assets, Inventory, the Antibodies Stock, the Cell Lines and Plant and Equipment to BBI on the terms of this document.

C             Agenix owns Agen and Agen Limited and has agreed to enter into this document.

Operative provisions

1              Sale and purchase

Sale and purchase of Business and Assets

1.1           Agen must sell the Business to BBI and BBI must buy the Business from Agen at Completion on the terms of this Agreement.

Sale free from Security Interests

1.2           The Business will be sold to BBI free from all Security Interests.

Assumption of liabilities

1.3                BBI does not assume any liabilities other than as expressly set out in this document. Specifically BBI does not assume any liability (including any taxation liability)  in respect of any employees, consultants, former employees or former consultants of Agen, Agen Limited or Agenix, the manufacture of goods, the provision of services, work in progress or anything else done in connection with the Products, the ownership of the Assets, the Inventory, the Plant and Equipment, the Antibodies Stock and the Cell Lines or the carrying on of the Business prior to Completion and Agen and Agen Limited shall jointly and severally indemnify and keep indemnified BBI against any such liability.

Title, property and risk

1.4                Title to, property in and risk in the Business comprising the Assets, Inventory, the Antibodies Stock, the Cell Lines and the Plant and Equipment remains with Agen until Completion and passes to BBI from Completion.

Entitlement to rights, benefits and income

1.5                Agen is entitled to the rights, benefits and income in relation to the Business and the Products before Completion and BBI is entitled to the rights, benefits and income in relation to the Business and the Products from Completion.

2                  Purchase Price and amount to be paid by BBI

Price

2.1                The price actually paid by BBI for the Business will be the Purchase Price as adjusted by:

2.1.1            Adding the value of Inventory (to be calculated (and agreed with Agen) and paid by BBI pursuant to clause 4.1) (“the Inventory Price”).

2.1.2            Adding the value of the Plant and Equipment (to be calculated (and agreed with Agen) and paid by BBI pursuant to clause 3.3) (“the Plant and Equipment Price”).

2.1.3            Adding the Antibodies Price.

2.1.4            Adding the amount of the Cell Lines Price.

3                  Payment of Purchase Price

Payment

3.1                The price in clause 2.1 will be paid in accordance with this clause 3.  In particular, at Completion BBI will pay the sum calculated in accordance with clause 3.2 below.   The payment of the Plant and Equipment Price shall be made in accordance with the provisions of clause 3.3.  The payment for the Inventory shall be made in accordance with clause 4.1. The payment of the Antibodies Price shall be in accordance with the provisions of clause 3.4 below and the payment of the Cell Lines Price shall be in accordance with the provisions of clause 3.5 below.

Payment at Completion

3.2                At Completion BBI must pay to Agen an amount equal to:-

3.2.1            the Purchase Price less 10% of the Purchase Price;

3.2.2            the Plant and Equipment Price less 10% of the Plant and Equipment Price;and

3.2.3            the Antibodies First Instalment; and

3.2.4            the Cell Lines First Instalment.

being the sum of AUD$2,709,000

Payment of Plant and Equipment Price

3.3                At Completion in accordance with clause 3.2, BBI must pay to Agen ninety percent of the Plant and Equipment Price as set out in Schedule 1 being the sum of AUD$234,000 with the balance of ten percent which forms part of the Retention Amount being AUD$26,000 payable in accordance with clause 3.14.

Payment of Antibodies Price

3.4

3.4.1            The total Antibodies Price is AUD$595,000.   The Antibodies First Instalment is payable to Agen by BBI at Completion and will form part of the payments referred to in clause 3.2 above.  The Antibodies Retention Amount will form part of the Retention Amount payable in accordance with clause 3.14.

3.4.2            The Antibodies Second Instalment will be payable by BBI to Agen in cash in accordance with clause 3.6 on the first anniversary of Completion.

3.4.3            The Antibodies Third Instalment will be payable by BBI to Agen in cash in accordance with clause 3.6 on the second anniversary of Completion.

Payment of Cell Lines Price

3.5

3.5.1            The total Cell Lines Price is AUD$425,000.   The Cell Lines First Instalment is payable to Agen by BBI at Completion and will form part of the payments referred to in clause 3.2 above.  The Cell Lines Retention Amount will form part of the Retention Amount payable in accordance with clause 3.14.

3.5.2            The Cell Lines Second Instalment will be payable by BBI to Agen in cash in accordance with clause 3.6 on the first anniversary of Completion.

3.5.3            The Cell Lines Third Instalment will be payable by BBI to Agen in cash in accordance with clause 3.6 on the second anniversary of Completion.

Payments in cleared funds

3.6                All payments under this clause must either be made by electronic bank transfer or such other form of cleared funds as BBI and Agen agree.

Payment direction

3.7                If the party to whom an amount is to be paid gives the party who must make the payment a written payment direction not less than two Business Days before the due date for payment, payment must be made in accordance with the direction.

Additional Consideration

3.8                Subject to clause 3.9, in the event that Technology Transfer is successfully completed on or before 30 November 2007 then BBI will pay a further sum to Agen of AUD$75,000.   This payment will be made within 14 Business Days of the commencement of Serial Production by BBI of the last of the SimpliRED D-dimer and the Simplify D-dimer.

3.9                In the event the Initial Period of the Manufacturing Period is extended then the reference to 30 November 2007 in clause 3.8 will be extended by that same period of the extension of the Initial Period.

Technical Support

3.10              Agen and BBI acknowledge and agree that the Plant and Equipment Price includes an element of a fee payable for technical support (further details of which are set out in Schedule 9) to be rendered by Agen to BBI in connection with the dismantling, transportation and reassembly of the Devicing Assembly and Pouching Equipment.  This included assistance is limited to no more than the provision of one person for no more than one trip to BBI’s premises capped at 2 weeks duration.

3.11              Any further assistance in addition to the included assistance set out in clause 3.10 or in respect of any other plant and equipment (other than in respect of the Devicing Assembly and Pouching Equipment) will be at the cost of BBI (as agreed with Agen).

3.12              For the avoidance of doubt, Agen will provide BBI with telephone and email assistance as reasonably required by BBI.

BBI use of best endeavours

3.13              Each of BBI and Agen must use its best endeavours to achieve the milestones triggering the payment of the:

3.13.1          Retention Amount in clause 3.14; and

3.13.2          Additional amount in clause 3.8.

Retention

3.14

3.14.1          The 10% deduction of the Purchase Price and the 10% reduction of the Plant and Equipment Price and the 10% deduction of the Inventory Price together with the Antibodies Retention Amount and the Cell Lines Retention Amount will at Completion form the Retention Amount.

3.14.2          The Retention Amount will be paid to Agen by BBI within 14 days of BBI notifying Agen in writing that BBI is satisfied with that successful Technology Transfer has taken place or by the first anniversary of Completion, which ever is the earlier.

4                  Inventory and Plant and Equipment

Valuation of Inventory

4.1                The Inventory Price will be calculated and paid on the following basis. The Initial Stock List has been valued in accordance with the Inventory valuation Principles set out in Schedule 4 by a stock take undertaken by Agen immediately prior to Completion with a representative of BBI present.  Within 30 days of Completion or such other date as BBI and Agen agree, Agen shall deliver to BBI such amount of the Initial Stock List as the Parties agree having regard to the likely amount of the Initial Stock List that will need to be retained by Agen for the purpose of the Contract Manufacture Agreement.  The parties will agree such amount of the Initial Stock List to be held back having regard to the anticipated forecast of Products to be manufactured under the Contract Manufacture Agreement.  The items on the Initial Stock List to be delivered to BBI in accordance with this clause 4.1 shall constitute the Inventory.  Agen will assist BBI in requalifying any of the Inventory that is necessary.

4.2                Within 14 days of the shipping of the Inventory pursuant to clause 4.1 BBI must pay to Agen (pursuant to clause 3.6) 90% of the Inventory Price with the balance of 10% forming part of the Retention Amount being paid in accordance with clause 3.14

4.3                Agen confirms that each item of the Inventory at Completion has a shelf life adequate to allow manufacture in the normal course of the Business, but in any case, not less than 6 months from shipment except for those items that are assigned an maximal expiry of less than 6 months (for example, conjugates, blocker and bulk reagents).

4.4                Immediately prior to the end of the Manufacturing Period, the Additional Inventory will be valued in accordance with the Inventory Valuation Principles set out in Schedule 4 by a stock take undertaken by Agen immediately prior to the end of the manufacturing period or any extension of this period. BBI shall be entitled to send a representative to such a stock take and to receive copies of all documentation relating to such stock take.

4.5                Within 30 days of the later of the end of the Manufacturing Period and calculation set out in clause 4.4 above being provided in writing to each of the Parties BBI will pay to Agen the amount representing the value of the Additional Inventory (calculated in accordance with clause 4.4) and Agen will within 14 days after receiving such amount arrange the delivery of the Additional Inventory to BBI.  The delivery of the Additional Inventory shall be FOB Brisbane.

4.6                The Additional Inventory shall only comprise items with a shelf life adequate to allow manufacture in the normal course of the Business, but in any case, not less than 6 months from shipment for those items that are assigned an maximal expiry of less than 6 months (for example, conjugates, blocker and bulk reagents).  For the avoidance of doubt no Antibody or Cell Line shall constitute Additional Inventory.

Plant and Equipment

4.7                BBI will acquire from Agen the Plant and Equipment at the Plant and Equipment Price.

4.8                The Plant and Equipment will be shipped by Agen to BBI as agreed with BBI at that time in the Product Transfer Period when Agen and BBI determines Agen no longer requires the relevant Plant and Equipment for the purposes of the Contract Manufacture Agreement.  Agen will provide BBI with qualification or validation procedures for the Plant and Equipment where available.

4.9                The shipment of Plant and Equipment acquired by BBI pursuant to this document shall be FOB Brisbane as, this term is interpreted in accordance with Incoterms 2000.  Title and risk of loss shall pass to BBI at such time the shipments are loaded into a common carrier.  Shipment shall be via such common carrier.  In the absence of specific direction from BBI, Agen reserves the right to make selections of common carrier and method of shipment.  All crating costs will be borne by BBI.

4.10              Agen and BBI acknowledge and agree that there may be other pieces of equipment in addition to the Plant and Equipment that BBI wishes to acquire and Agen wishes to sell which relate to the manufacture and/or distribution of the Products.  The Parties acknowledge that during the Product Transfer Period they will discuss and agree in good faith any additional items of such equipment that BBI wishes to purchase and the sale price of such an item.  In the event that any additional items are purchased by BBI, the provisions of clause 4.8 and 4.9 above shall apply to such additional equipment.

5                  No rescission or termination

5.1                BBI is not entitled to rescind or terminate this document after Completion in any circumstances.

5.2                None of Agen nor Agen Limited or Agenix is entitled to rescind or terminate this document after Completion in any circumstances.

6                  Completion

Date of Completion

6.1                Subject to the terms of this document Completion will take place upon the signing of this Agreement or on another date agreed by Agen and BBI.

Place for Completion

6.2                Completion must take place on the date specified above commencing at such time as BBI and Agen agree at the offices of Agen with BBI attending by telephone conference.

Agen’s obligations at Completion

6.3                Subject to the terms of this document, the Manufacturing Period and as required for the Product Transfer Period and as agreed by BBI:

6.3.1            at Completion, subject to clause 6.3.2, Agen must do each of the following:

(a)                Subject to the Contract Manufacture Agreement, let BBI into possession of the Assets (other than the Plant and Equipment which will be shipped on a date agreed between the parties); and

(b)                Comply with its obligations under the provisions of Schedule 7.

6.3.2            Within 20 days (including shipping days) after Completion:

(a)                Deliver to BBI the Records (except any records that Agen is required by law to retain), in which case Agen may deliver copies to BBI) with the exception of any Records which Agen and BBI agee have previously been provided as part of due diligence and are not required to be provided again;

(b)                Deliver to BBI all documentation relating to the ownership, licensing or use of the Licensed Intellectual Property;

(c)                Deliver to BBI all documents relating to the ownership and use of the Assets; and

(d)                Deliver to BBI all notices and other documents, if any, as may be required under any applicable law in connection with the sale of the Assets required to transfer title to BBI.

6.3.3            BBI and AGEN agree that the Antibodies Stock as specified in Schedule 11 will with effect from Completion be owned by BBI. BBI acknowledge that AGEN is retaining certain inventories of 1D2/48 in a purified state (item code 323B) and 3B6/22 in both purified (item code 495) and unpurified (item code 595) state that are not listed in Schedule 11 for the purposes of meeting other supply obligations.   Within 30 days of Completion or such other date as BBI and Agen agree, Agen shall deliver to BBI such amount of the Antibodies Stock as the parties agree having regard to the likely amount of Antibodies Stock that will need to be retained by Agen for the purpose of the Contract Manufacture Agreement. The parties will agree such amount of Antibodies Stock to be held back having regard to the anticipated forecasts of Products to be manufactured under the Contract Manufacture Agreement. Any Antibodies Stock as specified in Schedule 11 retained by Agen will be used by Agen purely for the purpose of the Contract Manufacture Agreement. Within 30 days after termination of the Contract Manufacture Agreement the balance of any Antibodies Stock remaining with Agen will be delivered to BBI.

BBI and AGEN acknowledge that some of the inventory of 3B6/22 and 3A1/48 exists as a combination of purified and unpurified material and that in order to meet the requirements of the contract manufacturing agreement that the unpurified material will have to be purified. In addition it is recognised that it is impractical to ship the unpurified materials to BBI. AGEN agrees to perform the purification of 3B6/22 and 3A1/48 on behalf of BBI at no cost to BBI and that the entire yield of the purification will be owned by BBI. AGEN cannot provide any assurance as to the yield from this process but based on historical records could be expected to be between 40 and 70 mg antibody per litre of unpurified supernatant. BBI will not make any claim and Agen has no liability in respect of any yield which is lower than anticipated or any loss in relation to this process.

It is further recognised that the current inventory of 3A1/38 requires supplementation and AGEN agrees to undertake to perform one further bioreactor run and purification. The entire yield of antibody from this run will be owned by BBI.

BBI’s obligations at Completion

6.4                At Completion BBI must do each of the following:

6.4.1            Make payment to Agen in accordance with clause 3.2.

6.4.2            Deliver to Agen counterparts, duly executed by BBI, of the documents to be executed and delivered on Completion by Agen which require signature by BBI set out in Schedule 7.

6.4.3            Comply with its obligations under the provisions of Schedule 7.

Interdependence

6.5                The obligations of BBI and Agen at Completion are interdependent.  All actions at Completion will be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments have been made.

7                  Trade Debts

Ownership of Trade Debts

7.1                Agen is entitled to the Trade Debts and will continue to be responsible for collecting the Trade Debts after Completion.  Nothing in this document confers any rights in BBI in relation to the Trade Debts.

Notification to customers

7.2                Agen and BBI must ensure that customers and distributors of the Products are notified that all invoices dated prior to Completion must be paid to Agen and that invoices dated from Completion will be payable to BBI.

List of Trade Debts

7.3                Agen will provide to BBI on or as soon as practicable after Completion, a complete list of all Trade Debts showing all amounts owing to Agen as at Completion.

Accounting for Trade Debts

7.4                BBI must pay to Agen any amounts received by BBI in respect of the Trade Debts within 10 Business Days of receipt and must give to Agen particulars of the amount received and the relevant Trade Debts.

7.5                If at any time amounts are owed by a debtor to both Agen and BBI and BBI receives payment from the debtor:

7.5.1            If the payment or attached particulars specifically provide that the payment relates to one or more of BBI’s invoices, BBI may apply such payment towards payment of those invoices.

7.5.2            If the payment or attached particulars specifically provide that the payment relates to one of the invoices set out in the list of Trade Debts referred to in clause 7.3, BBI must pay the amounts received to Agen in accordance with clause 7.4.

7.5.3            In any other case, BBI must not apply the payment to any invoice unless it first obtains clarification from the relevant debtor as to the invoices to which the payment relates, and must then deal with the payment in accordance with clause 7.5.1 or 7.5.2 (as the case may be).

Collection of debts

7.6                In collecting all and any of the Trade Debts Agen will have regard to the legitimate business interests of BBI in continuing to deal with the customer concerned.  Accordingly, Agen will not commence legal proceedings against any customer in respect of Trade Debts unless it first consults with BBI.   BBI in its absolute discretion shall have the right to pay to Agen the amount of the Trade Debt of any customer on the basis that Agen will then assign that Trade Debt to BBI.

8                  Employees, trade creditors and other liabilities

Accrued Employee Entitlements

8.1                Agen will be responsible for all payments and liabilities in respect of its current and former employees and consultants whether arising prior to at or after Completion whether Accrued Employee Entitlements or otherwise.

Trade Creditors and other liabilities

8.2                Agen will be responsible for trade creditors and accrued liabilities relating to the Business prior to and at Completion.

8.3                BBI will be responsible for trade creditors and liabilities relating to the Business incurred in respect of the period after Completion.

9                  Contracts

Transfer of Contracts

9.1                With effect from Completion, Agen assigns and transfers to BBI the right, title and interest of Agen in or arising out of the Contracts and BBI accepts the assignment and transfer and assumes all of the obligations of Agen arising after Completion in or arising out of the Contracts.

Third party consent

9.2                If the consent of a third party is required for the assignment or novation of a Contract, BBI and Agen must use their best endeavours to obtain that consent.

Requirements for transfer of Contracts

9.3                In relation to the assignment or novation of any Contract, where the consent of a third party is required:

9.3.1            The assignment or novation must be in a form reasonably acceptable to Agen and BBI.

9.3.2            BBI and Agen must co-operate with each other so far as is necessary to enable them to meet their obligations under this clause 9, including satisfying all reasonable requirements of any third party to a Contract and providing all information reasonably requested by such parties.

9.3.3            BBI must provide all security that any third party to a Contract may reasonably require to facilitate the consent of such third party and to enable any security provided by Agen to be immediately released and returned to Agen provided that such substituted security shall be no more onerous than the security provided by Agen.

9.3.4            BBI and Agen must each bear their own costs relating to the preparation and execution of all documents relating to the assignment or novation, and BBI and Agen must jointly bear all costs of obtaining the consent of any third party to the Contract.

9.3.5            On novation and assignment of the Contracts, Agen will transfer to BBI Any applicable permits, licenses or authorisations in respect of the Contract which have been issued in its name.

Arrangements until Contracts are transferred

9.4                In relation to each of the Contracts, until an assignment or novation is obtained, or until the Contract ends, if the assignment or novation is unable to be obtained:

9.4.1            Agen must hold the Contract on trust for BBI.

9.4.2            Agen must, at BBI’s expense enforce the Contract against the other party to the Contract in the manner that BBI reasonably directs subject to BBI reimbursing Agen for any reasonable legal fees incurred in such enforcement.

9.4.3            Agen must, if BBI cannot lawfully perform an obligation or exercise a right of Agen under the Contract, at the request and expense of BBI, perform that obligation or exercise that right.

9.4.4            Agen must pay all benefits arising from the Contract to BBI.

9.4.5            BBI must duly perform the Contract on behalf of Agen at its own expense.

Inverness Medical (previously Wampole Laboratories LLC) Agreement

9.5                By virtue of the Inverness Medical Agreement, Agen has the right to use the ‘Clearview’ branding in connection with the trade mark ‘Simplify D-dimer’.  BBI is not permitted to use the ‘Clearview’ branding in the absence of the assignment and novation of the Inverness Medical Agreement to BBI.

9.6                In the event BBI wishes to use the ‘Clearview’ branding prior to any assignment and novation of the Inverness Medical Agreement to BBI, BBI indemnifies Agen in accordance with clause 9.7 of this document.

Agen’s and BBI’s indemnity

9.7                Subject to the terms of this clause 9 and clause 17.3:

9.7.1            Agen indemnifies BBI against any claim or proceeding that is made or commenced, and any liability, loss, damage or expense in respect of any act or omission on the part of Agen in relation to the Contracts before Completion;

9.7.2            BBI indemnifies Agen against any claim or proceeding that is made or commenced, and any liability, loss, damage or expense in respect of any act or omission on the part of:

(a)                BBI in relation to the Contracts after Completion.

(b)                Agen in respect of its performance of the contracts in the circumstances set out in clause 9.4 of this document.

(c)                BBI in using the ‘Clearview’ branding pursuant to clause 9.6 of this document prior to any assignment or novation of the Inverness Medical Agreement to BBI.

Recalls

9.8

9.8.1            Subject to clause 9.8.4,Agen shall bear all liabilities and costs relating to any Recall of Products which were produced by Agen at any time prior to Completion or for any Products or Components provided by Agen to BBI under the terms of the Contract Manufacture Agreement and where the cause of the Recall is due to the manufacturing process or Products failing to meet their Specification and not where the Recall:

(a)                relates to the actions of BBI or any of its employees, agents or contractors due to its or their handling, transportation, packing or storage of the Products, Components or Raw Materials after the delivery of Products at the Premises; or

(b)                occurs as a result of the transportation or freight of the Products which is at the risk of BBI after delivery of the Products at the Premises.

9.8.2            Subject to clause 9.8.4, BBI and Agen agree that Agen shall be responsible for the handling of any Recall up to the Recall Transfer Date.  After the Recall Transfer Date any Recall will be handled by BBI.   For the avoidance of doubt, nothing in this clause 9.8.2 shall effect the liability and cost position relating to Recall set out in clause 9.8.1 above.

9.8.3            Subject to clause 9.8.4, Agen indemnifies BBI against any liability, loss, damage or expense in respect of any Recall or any action of Agen in respect of any Recall under the circumstances set out in clause 9.8.1 above.

9.8.4            Until the Recall Transfer Date BBI must consult with Agen before initiating any Recall or field notification.

9.8.5            At the end of the Contract Manufacture Agreement Agen will transfer to BBI all retained samples it has in respect of the Products manufactured during the Manufacturing Period.

10                Cell Lines and Licensed Cell Line Technology

Provision of Cell Lines to BBI

10.1              At a time agreed between Agen and BBI, Agen shall ship to BBI an exclusive copy of the Cell Lines for the sole purpose of the manufacture of the Products.   Agen and BBI acknowledge and agree that the Cell Lines Price includes an element of a fee payable for technical support (further details of which are set out in Schedule 9) to be rendered by Agen to BBI in connection with the Cell Lines.

10.2              All shipments of the Cell Lines to BBI shall be FOB Brisbane as, this term is interpreted in accordance with Incoterms 2000.  Risk of loss shall pass to BBI at such time the shipments are loaded into a common carrier.  Shipment shall be via such common carrier.  In the absence of specific direction from BBI, Agen reserves the right to make selections of common carrier and method of shipment.

10.3              If within a reasonable time as agreed between the parties, for any reason the Cell Lines provided by Agen to BBI under this document are not validated at BBI’s facilities as BBI reasonably determines, Agen shall resend vials of the non-validated Cell Lines, to the extent necessary, until the Cell Lines are validated at BBI’s facilities as BBI reasonably determines.  BBI shall use its best endeavours to ensure the Cell Lines are validated.

10.4              At the reasonable request of BBI, Agen shall provide telephone and email assistance in relation to the validation of the Cell Lines pursuant to clause 10.3.

10.5              Subject to clause 10.10, the parties acknowledge and agree that BBI shall wholly and exclusively own the tangible embodiments of the Cell Lines and Antibody:

10.5.1          provided by Agen to BBI pursuant to this document: or

10.5.2          derived or produced by or on behalf of BBI or its Affiliates, in each case subject to the license of the Licensed Intellectual Property in clause 11 of this document.

10.6              Nothing in this clause 10  shall be construed to confer any ownership rights to BBI with regard to tangible embodiments of any cell lines or antibodies retained by Agen .  Agen will continue to own the original cell lines from which the Cell Lines (the subject of this document have been generated) but the ongoing use by Agen of its cell lines not being the Cell Lines provided to BBI and the Antibody will exclude the manufacture and distribution of the Products (subject to any requirement to use the cell lines and the Antibody for the purposes of manufacturing Products for BBI during the Product Transfer Period).

10.7              For the avoidance of doubt at Completion BBI will acquire title to and ownership of the Cell Lines and the Antibodies Stock.

Exclusion of liability in respect of the Cell Lines

10.8              Subject to clause 24 and to the extent permitted by law, under no circumstances shall Agen be liable for any loss, damage or injury arising from the use by BBI of the Cell Lines or the Antibodies Stock whether or not Agen has been advised of the possibility of such loss, damage or injury.

License of Technology in respect of the Cell Lines

10.9              As and from the shipping of the Cell Lines in accordance with this clause 10, Agen hereby grants to BBI a worldwide, perpetual, fully-paid up, royalty-free, irrevocable, non-exclusive, non-transferable (other than to an assignee in accordance with this document and/or as set out below in this clause 10.9) license (with the right to grant sublicenses only to BBI’s Affiliates in respect of the Products) of the Licensed Cell Line Technology (only in respect of in vitro diagnostics and not in respect of products which are humanized for internal injection and application):

10.9.1          to maintain the Cell Lines.

10.9.2          to produce Antibody for the sole purpose of conducting research, developing, making, having made, using or otherwise internally using the Antibody but solely in connection with the Products

For the avoidance of doubt BBI shall have the right to utilize a third party to carry out the activities set out in clause 10.9.1 and 10.9.2 and/or to develop, test, manufacture and import (but not offer for sale or sell) Product (including maintaining the Cell Lines and producing Antibody for or on behalf of BBI and/or its Affiliates) provided that third party agrees in writing to at least the minimum terms of this clause 10.9.

10.10            For the avoidance of doubt this document and in particular this clause 10, does not permit BBI:

10.10.1        to commercialise or financially gain from the Antibody or Cell Lines which are only provided to and licensed to BBI for the purpose of producing the Products;

10.10.2        to sub-license the Cell Lines or Antibody to any third party for the purposes of research and development.

10.11            On the expiration of any patents included in the Licensed Cell Line Technology, the licence of the Licensed Cell Line Technology will continue in respect of subparagraph (d) in the definition of Licensed Cell Line Technology on the same terms as set out in this clause 10.

Assignment

10.12            Notwithstanding the provisions of clause 29.2 below BBI shall by written notice to Agen be entitled to assign the licence referred to in clause 10.9 to any purchaser acquiring from BBI all or a substantial part of the Business.

11                Assigned Intellectual Property

Assignment

11.1              With effect from Completion, Agen assigns all rights, title and interest in and to the Assigned Intellectual Property.

12                 Licensed Intellectual Property

Grant of Licence

12.1              Subject to clause 12.2, from Completion, Agenix, Agen and Agen Limited grant to BBI and its Affiliates, a worldwide, exclusive, free of any royalty or licence fee licence of the:

12.1.1          Licensed Patent Rights;

12.1.2          Licensed Technical Information; and

12.1.3          Licensed Trade Marks

(collectively the Licensed Intellectual Property), to use and exploit within the Agreed Field. The licences granted:

12.1.4          includes the right to manufacture, sell, hire or otherwise exploit the Products or a process comprised within the Licensed Intellectual Property or to provide a service, incorporating such rights, to grant sub-licences (on the same terms of this agreement), without reference to, accounting to or notification to Agen; and

12.1.5          subject to Agen’s right to terminate in clause 12.5 of this document, may not be terminated during the continuance of the validity of the Licensed Intellectual Property.

12.2              For the avoidance of doubt:

12.2.1          this license in clause 12.1 only allows BBI to use the Licensed Intellectual Property for the detection of D-dimer in human plasma;

12.2.2          BBI is precluded from using the Licensed Intellectual Property for any other analyte (other than D-dimer in human plasma); And

12.2.3          On expiration of the Licensed Patent Rights, the licence of the Licensed Intellectual Property Rights will continue in respect of the Licensed Technical Information and the Licensed Trade Marks on the same terms as set out in this clause 11.

Assignment

12.3              Notwithstanding the provisions of clause 29.2 below BBI shall by written notice to Agen be entitled to assign the licence referred to in clause 12.1 to any purchaser acquiring from BBI all or a substantial part of the Business.

License back for the Product Transfer Period

12.4              Notwithstanding the grants of rights under or procured by BBI pursuant to this document, BBI grants to Agen a non-exclusive, worldwide licence, free of any royalty or other fee to exercise the Licensed Intellectual Property, the Assigned Intellectual Property and to use the Records solely for the purpose of:

12.4.1          manufacturing Products for BBI to the extent necessary for the Product Transfer Period (in accordance with the Contract Manufacture Agreement); and

12.4.2          Restocking Products which have been recalled as part of the current Recall in respect of the Simplify Product.

BBI must not challenge the Licensed Intellectual Property

12.5              BBI must not do anything to challenge, or support a challenge of Agen’s ownership of the Licensed Intellectual Property; or to apply, or support an application, for any alteration to the register in relation to the Licensed Intellectual Property.  In the event BBI does any of these things, Agen may terminate the license of the Licensed Intellectual Property immediately.

12.6              No right in any copyright or any other intellectual property right in the Licensed Intellectual Property is assigned to BBI.

Indemnity

12.7              Subject to clause 17.3, BBI must continually indemnify Agen against any claim or proceeding that is made or commenced, and any liability, loss, damage or expense (including legal costs on a full indemnity basis) Agen suffers or incurs arising from BBI’s use of the Licensed Intellectual Property other than for the manufacture of the Products in accordance with this document.

BBI’s duties and rights in relation to infringement

12.8              BBI must take reasonable care to detect any actual or threatened infringement of the Licensed Intellectual Property or any other unauthorised use of the Licensed Intellectual Property.  BBI must immediately report any suspected infringement or other unauthorised use of the Licensed Intellectual Property to Agen upon being aware of the same.  BBI must not take any steps to prevent the Licensed Intellectual Property being infringed, or take any action in respect of an apparent infringement or other unauthorised use of the Licensed Intellectual Property, without Agen’s written consent unless the infringing party is Agen, Agen Limited or Agenix.

BBI’s duty to co-operate with Agen

12.9              BBI must do anything Agen reasonably requires to enable Agen to decide whether to take action in respect of an actual or threatened infringement or other unauthorised use of the Licensed Intellectual Property.  Agen is not in any circumstances required to take action.  However, if Agen decides to take action, BBI must do everything Agen reasonably requires to assist it in relation to that action.

Effect of proceedings on this document

12.10            The outcome of any legal proceedings in relation to an infringement of the Licensed Intellectual Property will not affect this document or the rights and obligations it creates.

No assignment of SimpliRED intellectual property

12.11            For the avoidance of doubt, the parties acknowledge that nothing in this document transfers or assigns to BBI any rights in respect of the Licensed Intellectual Property (also known as the SimpliRED intellectual property).

No warranty as to validity

12.12            Neither Agen nor Agen Limited warrant the validity of the Licensed Intellectual Property or the Licensed Cell Line Technology but Agen and Agen Limited warrant that the Licensed Intellectual Property and the Licensed Cell Line Technology is owned by Agen free from any Security Interest.  Agen and Agen

Limited warrant that neither Agen nor Agen Limited has been notified of any challenge to the Licensed Intellectual Property and the Licensed Cell Line Technology by any third party and to the best of its knowledge no such challenge is forthcoming.

Option

12.13

12.13.1        Within 90 days after Completion, BBI shall have the option by serving written notice on Agen and Agen Limited to acquire the Licensed Intellectual Property and the Licensed Cell Lines Technology (“the Option”). The Option price shall be the sum of AUD$1,000,000 plus a royalty of 5% of the net selling price of all products (other than the Products and any derivatives or replacements of the Products) sold or distributed by BBI utilising the Licensed Intellectual Property and/or the Licensed Cell Lines Technology.  During the 90 day period referred to above, Agen shall be supply to BBI copies of all documentation relating to the Licensed Intellectual Property and the Licensed Cell Lines Technology which are in place between Agen and any of the parties referred to in clause 12.13.7.

12.13.2        The Option shall be capable of being exercised by BBI or any third party that BBI shall specify in writing to Agen and Agen Limited.

12.13.3        The Option Price of AUD$1,000,000 at the discretion of BBI shall be capable of being paid partly in cash and partly in shares providing those shares are listed on a stock exchange. The 5% royalty shall be paid by BBI in cash.

12.13.4        The parties will act reasonably and in good faith to agree the terms of the acquisition of the Licensed Intellectual Property Rights and the Licensed Cell Line Technology in accordance with this clause and in the event that BBI or a third party specified by BBI exercises the Option (“the Optionholder”).

12.13.5        In the event that the Option is exercised, the Optionholder upon exercise will pay to Agen a non-refundable deposit of AUD$250,000 in accordance with the terms of an option agreement to be agreed between Agen and the Optionholder within 30 days of the exercise of the Option.  This will enable the Optionholder to undertake a performance evaluation of the Licensed Intellectual Property and the Licensed Cell Lines Technology.  In the event that the Optionholder then wishes to proceed with the acquisition of the Licensed Intellectual Property and the Licensed Cell Lines Technology it would make three further payments of AUD$250,000 on the first, second and third anniversary of the exercise of the Option.  If the Optionholder decides that it did not wish to proceed with the acquisition and/or does not make the second payment of AUD$250,000 then the Option shall be deemed to have ceased and the Licensed Intellectual Property and the Licensed Cell Lines Technology shall revert to the ownership of Agen and Agen shall keep the non-refundable deposit of AUD$250,000.

12.13.6        In the event that the Optionholder exercises the Option, title to the Licensed Intellectual Property and the Licensed Cell Lines Technology shall transfer to the Optionholder at that time upon payment of the non-refundable deposit of AUD$250,000.   At that time Agen will confirm to

BBI the validity of the Licensed Intellectual Property and the Licensed Cell Lines.

12.13.7        The assignment to the Optionholder in accordance with this clause 12 shall include:

(a)                a licence back to Agen for research purposes for the purposes of completion of a PhD;

(b)                an assignment and novation of the contracts relating to Licensed Cell Line Technology between Agen and entities who have purchased a cell line from Agen; and

(c)                a worldwide, exclusive licence of the Licensed Intellectual Property (not including the Licensed Trade Marks or Spanish Patent Number), free of any royalty or licence fee, to use and exploit within the licensed field (being the manufacture of specific products) and like products for application in the field of veterinary diagnostics to IDEXX.

12.13.8        BBI shall not complete the exercise of the option unless:

(a)                the parties in respect of the contracts referred to in clause 12.13.7(b); and

(b)                IDEXX,

have provided their consent to the assignment and novation of the agreements (referred to in clause 12.13.7) from Agen to BBI.

12.13.9        In the event, BBI wishes to complete the exercise of the option without first obtaining the consents in clause 12.13.8, BBI indemnifies Agen in respect of any liability, loss, damage or expense arising as a result of any claim or demand made by IDEXX or the parties to the contracts referred to in paragraphs 12.13.7(b) including any costs or expenses Agen incurs in respect of defending any such claim or demand.

13                Other obligations after Completion

Retention of Records

13.1              BBI must, and must procure that all Records will be retained for a period of 7 years following Completion.

Access to Records

13.2              For a period of 7 years from Completion BBI must after reasonable notice from Agen, allow Agen and its representatives during normal business hours to inspect and take copies of the Records, to the extent that they relate to the period before Completion.  For a period of 7 years from Completion Agen must upon reasonable notice from BBI allow BBI and its representatives during normal business hours to inspect and take copies of any other documentation relating to the Business or the Products which did not form part of the Records.

Correspondence and enquiries

13.3              From Completion:

13.3.1          Agen, Agen Limited or Agenix must forward or redirect all deliveries, mail, faxes, telephone calls, e-mail messages, enquiries and other correspondence received by it that relate to the Products to BBI as soon as possible and in any event within 2 Business Days;

13.3.2          If applicable, co-operate with BBI in providing redirect notices and functionality on the website(s) operated by Agen and any Related Body

Corporate so that web-based enquiries in relation to the Products are redirected to website(s) as specified by BBI from time to time.

14                 Product Transfer Period

Transfer of product manufacturing

14.1              During the Product Transfer Period, Agen will work with BBI to complete the transition of the Products manufacture to BBI. Schedule 5 to this document provides an outline of the general steps required to transition the manufacture of the Products to BBI which will by updated by agreement between the parties in writing from time to time.

14.2              Agen shall ship to BBI on a date agreed between BBI and Agen but not less than 14 days after Completion sufficient quality control panels of biological samples to enable the required transfer of the manufacture of the Products during the Product Transfer Period to BBI.

14.3              The shipment of the quality control panels of biological samples to BBI pursuant to clause 14.2 shall be FOB Brisbane as this term is interpreted in accordance with Incoterms 2000.  Title and risk of loss shall pass to BBI at such time the shipments are loaded into a common carrier.  Shipment shall be via such common carrier.  In the absence of specific direction from BBI, Agen reserves the right to make selections of common carrier and method of shipment.

14.4              At a time agreed by BBI and Agen, BBI must return the quality control panels of biological samples provided to BBI pursuant to clause 14.2 to Agen.

14.5              The shipment of the quality control panels of biological samples to Agen pursuant to clause 13.4 shall be at the cost of and at the risk of BBI.

14.6              The parties will work together in good faith and use best endeavours to enable a smooth transition of the manufacturing of the Products during the Product Transfer Period provided under this clause 14.

14.7              BBI and Agen will enter into the Contract Manufacture Agreement to cover the manufacturing of the Products by Agen for BBI after Completion.

14.8              Nothing in this document will be construed so as to cause Agen to be in breach of any of the Contracts and BBI will only supply the Products in accordance with that Contract.

15                Regulatory Licences

15.1              During the Product Transfer Period, Agen will retain the facility regulatory approvals required for the manufacture of the Products that it continues to manufacture on behalf of BBI as set out in Schedule 6.

15.2              During the Product Transfer Period, Agen will provide its reasonable assistance to BBI to obtain the relevant product regulatory licences and other permits and authorisations all as listed in Schedule 6.

15.3              BBI and Agen acknowledge and agree that certain of the licences, permits and authorisations listed in Schedule 6 relate to Inverness Medical Innovations and BBI accepts that Agen will not be able to assist BBI in obtaining such licences, permits and authorisations which relate to Inverness.

15.4              Agen and BBI agree that they shall co-operate fully and co-ordinate any action taken in respect of regulatory approvals and the cessation of such regulatory approvals by Agen and the putting in place of new regulatory approvals by BBI.

Without prejudice to the generality of the foregoing this shall particularly be the case in respect of the figures 510K registration in terms of the Products.

16                Warranties

BBI’s warranty

16.1              BBI warrants as follows:

16.1.1          BBI has and will have full corporate power and authority to enter into and give effect to this document and to complete the transactions contemplated by it.

16.1.2          BBI has and will have access at Completion to sufficient funds necessary to pay the portion of the Purchase Price due at Completion.

16.1.3          There is no claim, action, suit, proceeding, investigation or arbitration pending or, to BBI’s knowledge, threatened against BBI by or before any regulatory authority, federal, state, or other governmental court, department, commission, or board (whether domestic or foreign) and, to BBI’s knowledge, BBI is not in violation of or in default with any applicable law, the result of any of which, either individually or cumulatively, would have a material adverse effect with respect to this document.

16.1.4          BBI shall assume all regulatory responsibilities permitted or required by applicable laws in connection with the Products which have been:

(a)                Manufactured by Agen pursuant to the Contract Manufacture Agreement;

(b)                Manufactured by BBI, including:

(i)                responding to all inquiries, and

(ii)                reporting any adverse events in connection with the Products.

16.1.5          For the avoidance of doubt, BBI, with the reasonable assistance of Agen as required by BBI, shall be responsible for:-

(a)                responding to all inquiries; and

(b)                reporting any adverse events in connection with the Products, in respect of those Products which were manufactured by Agen prior to Completion.

Agen’s Warranties

16.2              Agen, Agen Limited and Agenix (“the Warrantors”) severally warrants as follows:

16.2.1          each of the Warrantors has and will have full corporate power and authority to enter into and give effect to this document and to complete the transactions contemplated by it.

16.2.2          There is no claim, action, suit, proceeding, investigation or arbitration pending or, to the knowledge of any of the Warrantors, threatened against any of the Warrantors by or before any regulatory authority, federal, state, or other governmental court, department, commission, or board (whether domestic or foreign) and, to the knowledge of any of the Warrantors, no Warrantors is in violation of or in default with any applicable law, the result of any of which, either individually or cumulatively, would have a material adverse effect with respect to this document.

16.2.3          There is not currently outstanding against any of the Warrantors any judgement, decree, injunction, rule or order of any regulatory authority or Public Authority or any third party relating to the Assets, the Products, the Inventory, the Antibodies Stock or the Cell Lines.

16.2.4          Subject to clause 14 from Completion, the Warrantors shall assist BBI in assuming all regulatory responsibilities permitted or required by applicable laws in connection with the Assets, the Products, the Inventory, the Antibodies Stock or the Cell Lines.

17                Indemnification

Indemnification by Agen

17.1              Subject to clause9.7, 12.7 and 17.3, as and from Completion, Agenix, Agen and Agen Limited shall jointly and severally reimburse and indemnify BBI and its respective officers, directors, managers, members, shareholders, employees, agents, successors and assigns (collectively, the “BBI Indemnitees”) in respect of, and hold each of them harmless from and against, any and all losses suffered, incurred, or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to:

17.1.1          any customer’s use of any Product or component thereof manufactured by Agen prior to Completion, whether purchased from BBI or Agen;

17.1.2          any misrepresentation or breach of warranty or representation by Agen, Agen Limited or Agenix made or contained in this document; and

17.1.3          any failure by Agen, Agen Limited or Agenix to materially perform or observe any agreement to be performed or observed by Agen, Agen Limited or Agenix pursuant to this document;

17.1.4          the employment or termination of employment or consultancy or termination of consultancy of any person by Agen, Agen Limited or Agenix, be it in connection with the sale of the Business or otherwise or arising from any failure to consult or loss of employment of such individual or the contract of employment of any individual being deemed whether by statute or otherwise to be transferred to BBI;

17.1.5          any trade creditors and/or liability relating to the operation of the Business prior to Completion;

Indemnification by BBI

17.2              Subject to clause 9.7, 12.7 and 17.3, as and from Completion, BBI shall reimburse and indemnify Agen and its respective officers, directors, managers, members, shareholders, employees, agents, successors and assigns (collectively, the “Agen Indemnitees”) in respect of, and hold each of them harmless from and against, any and all losses suffered, incurred, or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to:

17.2.1          any customer’s use of any Product or component thereof manufactured by BBI;

17.2.2          any misrepresentation or breach of warranty or representation by BBI made or contained in this document;

17.2.3          any trade creditors and/or liability relating to the operation of the Business after Completion and

17.2.4          any failure by BBI to materially perform or observe any agreement to be performed or observed by BBI pursuant to this document.

17.3              In no event shall BBI, Agen, Agen Limited or Agenix be responsible for any special, indirect or consequential losses.

17.4              The provisions of this clause 17 shall survive the termination or other expiration of this document.

18                Specific Warranties

18.1              Each of the Warrantors jointly and severally represent, warrant and undertake to BBI in the terms set out in Schedule 7 and acknowledges that BBI is entering into this Agreement in reliance on the Specific Warranties.

18.2              The Specific Warranties are given subject only to matters Disclosed.

18.3              Each of the Specific Warranties shall be deemed to be given on the date of this agreement and at Completion.

19                BBI Acknowledgements

19.1              BBI acknowledges and agrees to each of the following:

19.1.1          Except as expressly stated in the Specific Warranties, Agenix and/or Agen and/or Agen Limited give no representations, warranties or other assurances in relation to the accuracy or completeness of any information included in the due diligence material;

19.1.2          It has had adequate opportunity to:

(a)                Conduct due diligence investigations; and

(b)                Raise queries in respect of the conduct of the Business by Agen and/or Agen Limited.

And has used that opportunity to extent it considered necessary.

19.1.3          At the time of entering into this document, it was not aware of any matter or thing which is inconsistent with the Specific Warranties or which constitutes a breach of any of them.

19.1.4          Any claim in respect of the Specific Warranties is subject to the terms of this document.

20                Limitations to the Warranties

20.1              The aggregate liability of the Warrantors in respect of all breaches of the Specific Warranties shall not exceed the price as defined in clause 2.1 of this document.

20.2              The Warrantors shall be under no liability in respect of breaches of the Specific Warranties unless the aggregate liability of the Warrantors in respect of all breaches of the Specific Warranties exceeds AUD$20,000 provided that if such amount is exceeded, the Warrantors shall (subject to clause 20.1) be liable for the whole amount claimed in respect of breaches of the Specific Warranties and not only for the excess.

20.3              If BBI becomes aware of a matter which BBI knows could give rise to a claim under a Specific Warranty, the Warrantors are not liable in respect of it unless written notice of the relevant facts so far as they are known to BBI at that point in time are given by BBI to the Warrantors as soon as reasonably practicable and in any event within 45 days of BBI becoming aware of those facts.

20.4              BBI shall not be entitled to make any claim against the Warrantors in respect of any breach of the Specific Warranties unless BBI has given written notice of its intention to make such a claim to any of the Warrantors:

20.4.1          in relation to any Specific Warranties relating to taxation, on or before the date falling seven years after the end of the current financial year of Agen in which Completion occurs; and

20.4.2          in the case of any other Specific Warranties on or before 31st August 2008.

20.5              The liability of the Warrantors in respect of any claim for a breach of Specific Warranty will terminate if proceedings in respect of it have not been commenced within one year of service of the written notice of its intention to make a claim pursuant to clause 20.4. This does not apply if BBI has assumed conduct of the claim pursuant to a Specific Warranty in accordance with this document.

20.6              Notwithstanding any other provision of this Agreement, the provisions of this clause 20 shall not apply to any claim made against the Warrantors in the case of any fraud, dishonesty, wilful misstatement or omission by or on behalf of the Warrantors.

20.7              BBI must not do any act or thing (other than in the ordinary course of business) which it knows or ought reasonably to know may give rise to a claim in respect of a Specific Warranty which would not otherwise arise.

20.8              If any claim in respect of a Specific Warranty is as a result of or in connection with a liability or alleged liability to a third party, then the following applies:

20.8.1          BBI must take such action to avoid, dispute, appeal or compromise the liability as may be reasonably requested by the Warrantors subject to the Warrantors indemnifying BBI against the costs incurred by BBI taking such action provided those costs are approved by the Warrantors prior to being incurred by BBI.

20.8.2          The Warrantors are entitled to have the conduct of any appeal, dispute, compromise or defence of the dispute and of any incidental negotiations subject to all costs and expenses being borne by Agen and/or Agen Limited for its part of the appeal, dispute, compromise or defence of the dispute and of any incidental negotiations .

20.8.3          BBI must make available to the Warrantors such employees or BBI and all information in the possession of BBI, the Warrantors may reasonably require for avoiding, disputing, appealing or compromising any such liability subject to reasonable costs and expenses being borne by the Warrantors and Agen reimbursing BBI for any such reasonable costs and expenses incurred by BBI for such purpose.  No employees of BBI will be required to travel outside of the UK for this purpose.

21                Agen’s Obligations Prior to Completion

21.1              Agen undertakes to BBI that pending Completion:-

(a)            the Business will continue to be carried on in the same manner as it is presently carried on as regards the nature, scope and manner of conducting it and so as to maintain it as a going concern;

(b)           the Goodwill of and relationship with all customers, clients and suppliers of the Business and any other person who ordinarily does business with Agen in connection with the Business will be retained and preserved;

(c)            the full benefit of the Licensed Intellectual Property will be retained;

(d)           Agen will use its best endeavours not do or omit or permit to be done any act or thing or permit the omission of any act or thing which is intended to or may impair or have an adverse effect upon the Business or any part of it or the Assets;

(e)            It will not enter into any significant contracts or distribution agreements without prior discussion with BBI;

(f)            Agen will not, create, issue or grant, or agree to create issue or grant any mortgage, charge, debenture or other Security Interest over any of the Assets, the Inventory or the Plant and Equipment; and

(g)           Agen shall not take any other action which is inconsistent with the provisions of this agreement or which is, or might constitute or result in, a breach of any of the Specific Warranties or which would or might make any of the Warranties misleading or inaccurate.

21.2              Agen immediately shall disclose to BBI in writing any matter or thing which arises or becomes known to it before Completion which is or might be a breach of, or might reasonably be expected to cause or constitute a breach of, or is inconsistent with, or may render inaccurate or misleading, any of the Specific Warranties or which is a breach of, or may otherwise give rise to a claim under, any other provision of this agreement or which is material to be known by a buyer of the Business or the Assets, the Inventory or the Plant and Equipment.

21.3              Agen forthwith shall disclose to BBI in writing any matter or thing which arises or may arise or become known to it before Completion which has or is likely to have a material and adverse effect upon the Business as presently conducted or upon the financial or trading position or prospects of the Business or which is otherwise material to be known by a buyer of the Business or the Assets, the Inventory or the Plant and Equipment.

21.4              Agen shall procure that until Completion BBI and its advisers shall be given promptly on request such facilities and information regarding the Business or the Assets as they or any of them may reasonably require.

22                Obligations After Completion

22.1              Agen, Agen Limited and Agenix undertake to pass to BBI forthwith upon receipt any orders or enquiries in relation to the Business which it may receive at any time after Completion.

22.2              On and at any time after Completion Agen, Agen Limited and Agenix will give or procure to be given to BBI all such information and other assistance (including, without limitation, particulars of customers, suppliers and others who have dealt with Agen or Agen Limited or Agenix in connection with the Business) as BBI may reasonably require for the conduct of the Business and for the purpose of implementing the provisions of this agreement.

22.3              Agen , Agen Limited and Agenix shall promptly notify BBI of any claims against Agen, Agen Limited or Agenix brought by any third party in respect of any goods manufactured or services supplied by Agen, Agen Limited or Agenix in relation to the Products and Agen, Agen Limited and Agenix shall not without BBI’s prior written consent, which shall not be unreasonably withheld, take any other steps in relation to such claims which relate to the Products which might reasonably be expected to damage the commercial interests of BBI.

23                Restrictive Covenants

23.1              Each of Agen, Agen Limited and Agenix jointly and severally covenant with BBI that it will not and will procure that its subsidiaries from time to time will not either on its or their own account or in conjunction with or on behalf of any person or persons whether directly or indirectly for the period of:

23.1.1          3 years from Completion, supply products or provide services for any person, firm or company who or which was either at Completion or during the period of 12 months prior to Completion a client or customer of the Business where such goods or services are the same as or compete with products sold or services provided by the Business to that person, firm or company at or during the period of 12 months prior to Completion;

23.1.2          3  years from Completion, solicit or endeavour to solicit the custom of any person, firm or company who or which was either at Completion or during the period of 12 months prior to Completion had been a client or customer of the Business, for the supply of products or the provision of services which are the same as or compete with those products sold or services provided by the Business to that person, firm or company at or during the period of 12 months prior to Completion;

23.1.3          3 years from Completion, carry on or be engaged, concerned or interested in any business which competes with the Business as the same was carried on at Completion.

24                Exclusion of liability

24.1              Except as set out in this Agreement all other conditions and warranties of any type in relation to goods supplied pursuant to this document (including the Cell Lines)  are excluded to the maximum extent allowed by the law.  The liability of Agen for a breach of any condition or warranty implied by law is limited, to the extent allowed by law, to any one or more of the following, at the option of Agen:

24.1.1          In the case of goods; any one or more of the following:

(a)                The replacement of the goods or the supply of equivalent goods;

(b)                The repair of the goods;

(c)                The payment of the cost of replacing the goods or of acquiring equivalent goods;

(d)                The payment of the cost of having the goods repaired.

24.1.2          In the case of services:

(a)                The supplying of the services again;

(b)                The payment of the cost of having the services supplied again.

24.2              The provisions of clause 25.1 do not apply to the Specific Warranties.

25                Announcements and confidentiality

Agreed announcement

25.1              On the date of this document the parties will make separate announcements regarding the transactions contemplated by this document.  Each such announcement shall be in a form to be agreed between them.  The parties will discuss and agree co-ordination of the announcement of this transaction to the relevant stock exchanges relating to the parties.  No announcement will be made until the content and timing has been agreed by the parties.  The parties will agree the terms of a joint letter to be sent to customers after Completion.

Obligation of confidence

25.2              Each party must not use, copy, disclose, reproduce or make public the Confidential Information.

25.3              If a party becomes aware of a breach of this obligation, that party will immediately notify the other party.

Further permitted use and disclosure

25.4              This document does not prohibit the disclosure of Confidential Information by a party in the following circumstances:

25.4.1          The other party has consented to the disclosure of the relevant Confidential Information.

25.4.2          The disclosure is specifically contemplated and permitted by this document.

25.4.3          The disclosure of Confidential Information is to an employee, subcontractor, agent or representative who needs it for the purposes of this document and the party disclosing the Confidential Information ensures that the relevant employee, subcontractor, agent or representative complies with the terms of this clause.

25.4.4          The disclosure is to a professional adviser in order for it to provide advice in relation to matters arising under or in connection with this document and the party disclosing the Confidential Information ensures that the professional adviser complies with the terms of this clause.

25.4.5          The disclosure is required by a court or governmental or administrative authority.

25.4.6          The disclosure is required by applicable law or regulation.

25.4.7          The disclosure is required to be made by virtue of the law or regulations that govern a relevant stock exchange (after the party whose Confidential Information is required to be disclosed is given an opportunity to seek to limit or impose restrictions on the disclosure)

25.4.8          To the extent required by that party’s financiers or intended financiers in relation to the provision of finance for completion of the transactions contemplated by this document.

Obligations to continue after agreement ends

25.5              All obligations of confidence set out in this document continue in full force and effect after this document ends.

26                Dispute resolution

Disputes covered

26.1              The procedures set out below must be followed in relation to the resolution of a dispute concerning this document, its subject matter or the rights or liabilities of the parties to this document.

Notice in writing

26.2              If a dispute of the type referred to in clause 27.1 arises, either party may at any time give written notice to the other party.  The written notice must adequately specify the nature of the dispute.

Meeting to resolve dispute

26.3              On receipt of a notice delivered in accordance with clause 26.2, the nominated senior representatives of both parties must meet within five Business Days of the notice and, in good faith and acting reasonably, do their best to resolve the dispute quickly through negotiation.

Mediation

26.4              If the dispute has not been resolved within 21 days from the meeting under clause 26.3 or such later date as the parties may agree the dispute is referred to mediation.

26.5              If the parties do not agree on a mediator, then the mediator must be appointed by the President of the Law Society of Queensland.

26.6              Unless the parties agree otherwise, the mediator’s fee and any other costs of the mediation itself (such as venue hire or refreshments) must be shared equally between the parties, but the parties must each pay their own costs of preparing for and participating in the mediation (such as travel and legal representation).

Implementation of agreement reached through negotiation or mediation

26.7              The parties must do whatever is reasonably necessary to put into effect any negotiated or mediated agreement or other resolution of the dispute.

Litigation

26.8              If the dispute is not resolved within either three months from the date of a notice delivered in accordance with clause 26.2, or any other period agreed by the parties, then either party is free to pursue its rights at law.

Rights and obligations during a dispute

26.9              Despite the existence of a dispute, each party must continue to perform its obligations under this document.

Interlocutory relief and right to terminate

26.10            This clause 26 does not restrict or limit the right of either party to obtain interlocutory relief, or to immediately terminate this document where this document provides such a right.

27                Default interest

27.1              If any sum due for payment under this document is not paid on the due date the party in default must pay interest on that sum from the due date until the date of actual payment calculated at 10% per annum.  The interest is to be calculated on a daily basis and capitalised monthly.

28                Notices

Notices only by authorised signatories

28.1              Any notice or communication that must or may be given by a party to this document is only given if it is executed by that party or signed by an authorised signatory of that party.  A person is an authorised signatory if he or she is a solicitor, director or company secretary of the relevant party, or if he or she is authorised in writing by that party.

Giving notices

28.2              Any notice or communication given to a party under this document is only given if it is in writing and sent in one of the following ways:

28.2.1          Delivered or posted to that party at its address and marked for the attention of the relevant department or officer (if any) set out below.

28.2.2          Faxed to that party at its fax number and marked for the attention of the relevant department or officer (if any) set out below.

28.3             Any notice or communication given to a party under this document may be made by electronic mail or other electronic means if, prior to any notice or communication being given, the parties have done the following:

28.3.1           Agreed that electronic communication is to be an acceptable form of communication.

28.3.2           Notified each other of their respective electronic mail addresses and any other information required to enable the sending and receipt of information by electronic means.

28.4             Any electronic communication is to be treated as given when received in readable form addressed in the manner specified in clause 28.3.2, or as notified under clause 28.5.

28.5             Each party must promptly notify the other party of any change to their electronic mail address or any other such information supplied by them.

AGEN Biomedical Limited

Name:	AGEN Biomedical Limited
Address:	11 Durbell Street, Acacia Ridge QLD 4110
Fax number:	+61 7 3370 6347
Email:
Attention:	Chief Executive Officer

AGEN Limited

Name:	AGEN Limited
Address:	11 Durbell Street, Acacia Ridge QLD 4110
Fax number:	+61 7 3370 6347
Email:
Attention:	Chief Executive Officer

AGENIX Limited

Name:	Agenix Limited
Address:	11 Durbell Street, Acacia Ridge QLD 4110
Fax number:	+61 7 3370 6347
Email:
Attention:	Chief Executive Officer

British Biocell International Ltd

Name:	British Biocell International Ltd
Address:	Golden Gate, Ty Glas Avenue, Cardiff CF14 5DX
Fax number:	+ 44 (0) 29 2074 7242
Email:
Attention:	Chief Executive Officer

Change of address or fax number

28.6              If a party gives the other party three Business Days’ notice of a change of its address or fax number, any notice or communication is only given by that other party if it is delivered, posted or faxed to the latest address or fax number.

Time notice is given

28.7              Any notice or communication is to be treated as given at the following time:

28.7.1          If it is delivered, when it is left at the relevant address.

28.7.2          If it is sent by post, two (or, in the case of a notice or communication posted to another country, nine) Business Days after it is posted.

28.7.3          If it is sent by fax, as soon as the sender receives from the sender’s fax machine a report of an error free transmission to the correct fax number.

28.8              However, if any notice or communication is given, on a day that is not a business day or after 5pm on a business day, in the place of the party to whom it is sent it is to be treated as having been given at the beginning of the next business day.

Copies of notices

28.9              If a party is required by any term of this document to give a copy of any notice or communication to a person the failure to give the copy of it to the person may not be raised to rebut that it was effectively given.

29                Miscellaneous

Approvals and consent

29.1              Unless this document expressly provides otherwise, a party may give or withhold an approval or consent in that party’s absolute discretion and subject to any conditions determined by the party.  A party is not obliged to give its reasons for giving or withholding a consent or approval or for giving a consent or approval subject to conditions.  Where this document refers to a matter being to the ‘satisfaction’ of a party, this means to the satisfaction of that party in its absolute discretion.

Assignment

29.2              Subject to clause 10.12 and 12.3 none of the rights or obligations under this document may be assigned or transferred without the written consent of all the parties.

Costs

29.3              Except as otherwise set out in this document, each party must pay its own costs and expenses in relation to preparing, negotiating, executing and completing this document and any document related to this document.

Effect of Completion

29.4              Each of the obligations, General Warranties and Specific Warranties undertakings set out in this document which is not fully performed at Completion will continue in full force and effect after Completion.

Entire agreement

29.5              This document, the Disclosure Document, the Contract Manufacture Agreement and all other documentation in the Agreed Form contains everything the parties have agreed on in relation to the matters it deals with.  Except for the documentation referred to above, no party can rely on an earlier document other than a confidentiality agreement dated 10 February 2006 between Agen and BBI, which BBI is to continue to remain bound by until Completion, or anything said or done by another party, or by a director, officer, agent or employee of that party, before this document was executed, save as permitted by law.

Execution of separate documents

29.6              This document is properly executed if each party executes either this document or an identical document.  In the latter case, this document takes effect when the separately executed documents are exchanged between the parties.

Exercise of rights

29.7              A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy.

29.8              A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy and failure by a party to exercise, or delay by a party in exercising, a right, power or remedy does not prevent its exercise.

29.9              Except where expressly stated to the contrary in this document, the rights of a party under this document are cumulative and are in addition to any other rights available to that party whether those rights are provided for under this document or by law.

Further acts

29.10            Each party must promptly execute all documents and do or use reasonable endeavours to cause a third party to do all things that another party from time to time may reasonably request in order to give effect to, perfect or complete this document and all transactions incidental to it.

Governing law and jurisdiction

29.11            This document is governed by the law of Queensland.  The parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them.  The parties will not object to the exercise of jurisdiction by those courts on any basis.

Severability

29.12            Each provision of this document is individually severable.  If any provision is or becomes illegal, unenforceable or invalid in any jurisdiction, it is to be treated as being severed from this document in the relevant jurisdiction, but the rest of this document will not be affected.  The legality, validity and enforceability of the provision in any other jurisdiction will not be affected.

Stamp duty

29.13            BBI must pay all stamp duty payable in connection with this document.

Waiver

29.14            A waiver of any right, power or remedy under this document must be in writing signed by the party granting it.  A waiver is only effective in relation to the particular obligation or breach in respect of which it is given.  It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

Variation

29.15            This document may only be varied by a document signed by or on behalf of each party.

No partnership or agency

29.16            Nothing in this document shall create or constitute or be deemed to create or constitute a relationship of partnership or employer and employee between BBI and Agen.

29.17            Neither party will hold out or represent (whether directly or indirectly) to any third party that it is the agent of the other party or has any authority or capacity to bind the other party to any agreement.

Force Majeure

29.18            Neither party will be liable for any failure to perform its obligations under this document where such failure is due to a Force Majeure event, provided that the affected party:

29.18.1        promptly notifies the other party of the cause arising and provides an estimate of the likely delay;

29.18.2        uses its best efforts to overcome or work around such cause and to minimise its effects; and

29.18.3        uses its best efforts to resume performance of the obligation frustrated by such cause as soon as such cause has abated.

30                Definitions and interpretation

Definitions

30.1              In this document the following definitions apply:

Accounting Date means 31 December 2006.

Accrued Employee Entitlements means all wages, salary, remuneration, superannuation contributions, compensation and benefits payable, annual leave and leave loading, accumulated sick leave, long service leave, redundancy or termination payments and all other employee entitlements of any nature accruing before Completion in relation to the Product Employees.

Additional Inventory means any Raw Materials, componentary, work in progress and packaging materials used, purchased or produced by Agen for the purpose of producing Products or Components in accordance with the Contract Manufacturing Agreement and remaining unused at the end of manufacturing under the Contract Manufacturing Agreement.

Affiliate means with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity.  An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least forty percent (40%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.

Agreed Form means, in relation to any document, the form of that document which has been initialled for the purpose of identification by Agen and BBI.

Agreed Field means only the Products as relates to the detection of D-Dimer in human plasma in the field of point of care human diagnostics (and not products which are humanized for internal injection and application in respect of the Antibodies and the Cell Lines).

Antibody means any antibody or other polypeptide that is encoded by derived from, or modelled after an immunoglobulin gene of hybridoma cell lines designated 3B6 D-dimer -B42-7-3B6/22-38, 1D2 Simplify- H93-7C-1D2/48-180, 1C3 SimpliRED - G26-4-1C3/86 and 3A1 SRDD blocker- B56-1-3A1/48-176  provided by Agen to BBI under this document, including without limitation Fab fragments, F(ab’)2 fragments, Fd fragments, and Fv fragments either in purified or unpurified form.

Antibodies Price means the sum of AUD$595,000.

Antibodies Retention Amount means the sum of AUD$12,500 forming part of the Antibodies Price.

Antibodies First Instalment means the sum of AUD$112,500.

Antibodies Second Amount means the sum of AUD$235,000.

Antibodies Third Instalment means the sum of AUD$235,000.

Antibodies Stock means the stock of Antibody in existence at Completion to be sold to BBI under the terms of this Agreement as set out in Schedule 11.

Assets means all interest, right and title of Agen to the following:

(a)                Assigned Intellectual Property.

(b)               Contracts.

(c)                Records.

(d)               Goodwill.

However, none of the Excluded Assets are an Asset.

Assigned Intellectual Property means the Intellectual Property in the Records and Products but excluding the Licensed Intellectual Property and the Licensed Cell Line Technology.

ASX means Australian Stock Exchange Limited ACN 008 624 691.

Business means the business relating to the manufacture and distribution of the Products comprising the Assets, the Cell Lines, the Antibodies Stock, the Plant and Equipment and the Inventory carried on by Agen immediately before Completion and acquired by BBI at Completion.

Business Days means the days on which banks are open for business in Brisbane, Queensland, Australia and in Cardiff, UK.

Cell Lines means:

(a)                the hybridoma cell lines designated 3B6 Simplify - B42-7-3B6/22HSFM, 1D2 D-dimer- H93-7C-1D2/48HSFM, 1C3 SimpliRED - G26-4-1C3/86 and 3A1 SRDD blocker - B56-1-3A1/48HSFM provided by Agen to BBI under this document;

(b)               any other cells or cell lines that encode, produce, or secrete Antibody, including without limitation progeny of the cells in (a), derivatives of the cells in (a), improvements of the cells in (a), or modifications of the cells in (a).

Cell Lines Price means the sum of AUD$425,000.

Cell Lines Retention Amount means the sum of AUD$12,500 forming part of the Cell Line Price.

Cell Lines First Instalment means the sum of AUD$112,500.

Cell Lines Second Instalment means the sum of AUD$150,000.

Cell Lines Third Instalment means the sum of AUD$150,000.

Completion means completion of the sale and purchase of the Products and the Assets in accordance with this document.

Components has the meaning given to it in the Contract Manufacturing Agreement.

Confidential Information means the terms of this document and the contents of all negotiations leading to its preparation, and any other information received from the other party about its business and the Products. Information is not confidential in any of the following circumstances:

(a)                It is in the public domain, unless it came into the public domain by a breach of confidentiality.

(b)               It is already known at the time this document is entered into.

(c)                It is obtained lawfully from a third party without any breach of confidentiality.

Contracts means the contracts set out in Schedule 2 to this document.

Contract Manufacture Agreement means the agreement between Agen and BBI in the agreed form signed at Completion under which Agen agrees to manufacture the Products for BBI.

Disclosed means fully and fairly disclosed in writing to BBI expressly for the purposes of this Agreement in or attached to the Disclosure Document;

Disclosure Document means the document in Schedule 12  in the Agreed Form together with any attachments, disclosing exceptions to the Specific Warranties;

Excluded Assets means the following assets of Agen used in or forming part of the Business:

(a)                Cash, including, but not limited to, funds held with any bank or financial institution to the credit of Agen and cash on hand as at Completion.

(b)               The Trade Debts.

(c)                Any other debts owed to Agen.

Force Majeure means any acts which are outside the reasonable control of either party including but not limited to, acts of God, fire, storm, flood, earthquake, explosion, accident, acts of war, terrorism, rebellion, insurrection, sabotage, epidemic, quarantine restriction, transportation embargo, strikes and acts or omissions (including laws, regulations, disapprovals or failures to approve) of any government or government agency (whether federal, state or local).

General Warranties means the warranties set out in clause 15.

Goodwill means the goodwill of Agen, Agen Limited and Agenix at Completion relating to the Products and the Assets and includes the exclusive right of BBI to manufacture and distribute the Products and to carry on the Business as the successor of Agen, Agen Limited and Agenix.

Initial Period has the meaning given to it in the Contract Manufacture Agreement.

Initial Stock List means the list of Stock set out in Schedule 10.

Intellectual Property means all rights and property in the nature of intellectual property including (without limitation):

(a)                any invention or discovery; technique, method or process of manufacture; method or principle of construction, chemical composition or formulation;

(b)               any patent, certificate of invention, utility model or registered design, or similar rights for or in respect of any Intellectual Property referred to in sub-paragraph (a);

(c)                any trade mark, service mark, trade or product name, domain name (including any goodwill in connection with the foregoing);

(d)               trade secret, know-how, or right of secrecy or confidentiality in respect of any information or document or other Intellectual Property referred to in sub-paragraphs (a) or (b);

(e)                copyright, design right or other rights in the nature of copyright subsisting in any works or other subject matter reproduced in any packaging, instruction manuals, process manuals, product development manual, design history files, signs, marketing materials, advertising materials, websites, training materials, computer programs, integrated circuits, circuit layouts or semiconductor chip layouts or designs, plans, drawings or designs or any scientific, technical or engineering information or document whether registered or not, and including the right to apply for any such rights, and all forms of protection of a similar nature or having an equivalent or similar effect to any of these which may subsist for the full term thereof and any renewals or extension.

Inventory means the inventory (being part of the Initial Stock List as set out in Schedule 10) which BBI and Agen have agreed will be acquired by BBI in accordance with clause 4 in relation to the Products including raw materials, componentry, work in progress, finished goods and packaging material used or produced by Agen. Inventory does not include the Products or Components produced by Agen for BBI in accordance with the Contract Manufacture Agreement as and from Completion nor for the avoidance of doubt the Antibodies Stock or the Cell Lines.

Inventory Price means the price paid for the Inventory calculated pursuant to clause 4.1.

Inventory Valuation Principles means the principles set out in Schedule 4.

Licensed Cell Line Technology means but only in relation to the Products in the Agreed Field:

(a)                all patent applications heretofore or hereafter filed or having legal force in any country that claim:

(i) a Cell Line or Antibody; or

(ii) any process of manufacture or use of any of the foregoing,

(b)               all patents that have issued or in the future issue from such patent applications, including utility, model and design patents and certificates of invention;

(c)                all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; in each case in which Agen has an ownership or licensable interest;

(d)               all information, data and know-how regarding a Cell Line and/or an Antibody, which is not generally known including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing which are necessary or useful for BBI to research and develop the Cell Lines, Antibodies or to commercialize products containing the Antibodies in each case in which Agen has an ownership or licensable interest.

Licensed Intellectual Property means the Licensed Patent Rights, Licensed Technical Information and Licensed Trade Marks as set out in Schedule 3 to this document.

Licensed Patent Rights means the patent rights listed in Schedule 3 to this document and form part of the Licensed Intellectual Property.

Licensed Technical Information means the technical information listed in Schedule 3 to this document and form part of the Licensed Intellectual Property.

Licensed Trade Marks means the trade marks listed in Schedule 3 to this document and form part of the Licensed Intellectual Property.

Listing Rules means the Listing Rules of the ASX and any other rules of the ASX each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX.

Manufacturing Period has the meaning given to it in the Contract Manufacture Agreement.

Plant and Equipment means the plant, equipment, machinery, tools, owned by Agen in connection with the manufacture of the Products and selected by BBI in accordance with this document and listed in Schedule 1.

Plant and Equipment Price means the means the price paid by BBI to Agen for the Plant and Equipment calculated pursuant to clause 3.3.

Public Authority means any of the following:

(a)                Any government in any jurisdiction whether national, federal, state, regional, territorial or local.

(b)               Any minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government or any state owned enterprise.

(c)                Any regulatory body or trade union.

Products means the following human health point of care in vitro diagnostic products for the detection of D-dimer in human plasma samples:

(a)                Simplify D-dimer - as defined in the Device Master Record DMR-004; and

(b)               SimpliRED D-dimer - as defined in Device Master Record DMR-001.

(c)                the control kits relating to (a) and (b) above as defined in the Device Master Record DMR-004 and Device Master Record DMR-001.

Premises has the meaning given to in the Contract Manufacture Agreement.

Product Employee means any Agen employee involved in the manufacturing and distribution of the Products at any time before Completion.

Products Transfer Period means the period (including the Manufacturing Period) commencing on Completion or otherwise as agreed between the parties and ending when the transition of manufacturing of the Products to BBI has been completed or at the latest 12 months from Completion or such other date as the parties agree.

Purchase Price means the amount of AUD $2.5 million which BBI will pay Agen on account of the Assets.

Raw Materials has the meaning given to it in the Contract Manufacture Agreement.

Recall shall have the same meaning as set out in the Contract Manufacture Agreement.

Recall Transfer Date shall have the same meaning as set out in the Contract Manufacture Agreement.Records means, to the extent that they relate to the Products each of the following:

(a)                Records of the Contracts.

(b)               Customer and supplier lists.

(c)                Copies of sales records for each of the Products from the current and previous 3 financial years.

(d)               Copies or originals of the records for the Products from the current and previous 3 financial years including purchase orders, general communications regarding the Products and purchase forecasts from such customers.

(e)                Copies or originals of research and development records including design history files for each of the Products from the current and previous 3 financial years.

(f)                All current master documents in relation to all advertising and promotion for each of the Products.

(g)               Copies of all regulatory files and dossiers, clearances, licenses and approvals related to the Products.

(h)               Standard operating procedures and technical know-how in relation to the manufacture of the Products.

(i)                 Production documentation including all stability records, the Device Master Records and all batch records relating to Products whose shelf life has not expired at Completion.

If any of the above needs to be retained by Agen during the Product Transfer Period case copies will be provided within 20 days (including shipping days) after Completion with originals being provided within 30 days of the end of the Product Transfer Period.

Retention Amount is defined in clause 3.14.1 of this document.

Security Interest includes a mortgage, debenture, charge, encumbrance, lien, pledge, assignment or deposit by way of security, bill of sale, lease, hypothecation, hire purchase, credit sale, agreement for sale on deferred terms, option, right of pre-emption, caveat, claim, covenant, interest or power in or over an interest in an asset and any agreement or commitment to give or create any such security interest or preferential ranking to a creditor including set off.

Specification has the meaning given to it in the Contract Manufacture Agreement.

Serial Production means the identification, compilation and receipt of all of the biological and non-biological components required to make finished Products.

Specific Warranties means the warranties set out in Schedule 7.

Technology Transfer means:

(a)                For the purposes of clause 3.14.2 of this document:

(i)         the completion of the transfer of the Cell Lines to BBI such that:

(A)   The Cell Lines are viable, up and running and producing antibodies of the same specificity as prior to their transfer to BBI; and

(B)    The statements of practice have been received by BBI and rolled into the BBI manufacturing process.

(b)               For the purposes of clause 3.8 of this document, when the Serial Production of both the SimpliRed D-dimer and Simplify D-dimer has commenced.

Trade Debts means:

(a)                the trade debts acquired manufacturing and distributing the Products owed to Agen immediately before Completion; and

(b)               any prepayments made by Agen to the extent that the payment relates to the Business on or after Completion.

Interpretation

30.2              In the interpretation of this document, the following provisions apply unless the context otherwise requires:

30.2.1          Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

30.2.2          A word which denotes the singular denotes the plural, a word which denotes the plural denotes the singular, and a reference to any gender denotes the other genders.

30.2.3          An expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or Public Authority.

30.2.4          A reference to any agreement or document is to that agreement or document as amended, novated, supplemented or replaced from time to time.

30.2.5          A reference to dollars or $ means Australian dollars and all amounts payable under this document are payable in Australian dollars.

30.2.6          References to the word ‘include’ or ‘including’ are to be construed without limitation.

30.2.7          References to and expressions used in connection with financial calculations, valuations, accounting or financial reporting functions or their description in this document bear the respective meanings given to like expressions under GAAP in the place whose laws govern the construction of this document.

References concerning this document

30.3              In this document, unless the context otherwise requires:

30.3.1          A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this document.

30.3.2          A reference to this document includes the agreement recorded by this document.

30.3.3          The schedules and attachments form part of this document.

30.3.4          Headings are inserted for convenience only and do not affect the interpretation of this document.

References to legislation

30.4              In this document, unless the context otherwise requires, a reference to any law or legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision, in either case whether before, on or after the date of this document.

Business day

30.5              In this document, unless the context otherwise requires, a reference to a business day means a day other than a Saturday or Sunday on which banks are open for business generally in the place whose laws govern the construction of this document.

References to and calculations of time

30.6              In this document, unless the context otherwise requires:

30.6.1          A reference to a time of day means that time of day in the place whose laws govern the construction of this document.

30.6.2          Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

30.6.3          A term of this document which has the effect of requiring anything to be done on or by a date which is not a business day must be interpreted as if it required it to be done on or by the next business day.

Execution and date

Executed as an agreement

Date:

Executed by Agen Biomedical Limited

ABN 97 010 528 980 by or in the presence of:

Signature of Director	Signature of Secretary

Name of Director in full	Name of Secretary

Executed by Agen Limited ABN 83 010

664 123 by or in the presence of:

Signature of Director	Signature of Secretary

Name of Director in full	Name of Secretary

Executed by Agenix Limited ABN 58 009

213 754 by or in the presence of:

Signature of Director	Signature of Secretary

Name of Director in full	Name of Secretary

Executed by British Biocell International

Ltd by or in the presence of:

Signature of Director	Signature of Secretary

Name of Director in full	Name of Secretary

Schedule 1

Plant and Equipment

Plant and Equipment

Item	Cost
Device Assembly and Pouching Equipment	$260,000
Laminate press	included
Device Assembly Machine	included
Pick and Place	included
Poucher	included
Printer/Computer	included
Desiccant feeder	included
In line check weigher	included
Leak Tester	included

Tools
Simplify D-dimer tool (base plate, top plate plus inserts	$ included
SimpliRED tray	included
SimpliRED stirrer bar	included

Schedule 2

Contracts

Contracts with the following parties to the extent they relate to the Products (which also relate to other products not the subject of this agreement):

•              Haemochrom, Germany

•              Biogenix-HR Trade, Austria

•              Axis-Shield, UK

•              Coa-chrom, Austria

Contracts with the following parties which solely relate to the Products:

•              Dade Behring, USA and Canada

•              Inverness Medical (previously Wampole Laboratories LLC)

•              American Diagnostica Inc

Schedule 3

Licensed Intellectual Property

1. The following Licensed Patent Rights (but solely in the Agreed Field):

Country	Patent No.	Priority date	Issue date	Expiry date

Australia	624580	22 Oct 1987	2 Nov 1992	14 Sep 2008

Canada	1308652	17 Sep 1987	13 Oct 1992	13 Oct 2009

France	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008

Germany	P3852683.2	17 Sep 1987	4 Jan1995	16 Sep 2008

Great Britain	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008

Israel	87768	17 Sep 1987	29 Dec1994	15 Sep 2008

Italy	308242	17 Sep 1987	4 Jan1995	16 Sep 2008

Japan	2553159	17 Sep 1987	22 Aug 1996	17 Sep 2008

New Zealand	226202	17 Sep 1987	28 May 1992	15 Sep 2008

Spain	88308590.4	17 Sep 1987	4 Jan 1995	16 Sep 2008

United States	4894347	17 Sep 1987	16 Jan 1990	22 October 2007

United States	5086002	17 Sep 1987	4 Feb 1992	16 Jan 2007

United States	5413913	17 Sep 1987	9 May 1995	4 February 2009

and includes the national patents and regional patents in relation to the same or a subset of the same invention described in each, and applications therefor, and all further patents of any kind relating to the inventions specified therein (including those of importation and design, petty patents, innovation patents, certificates of invention and utility models), including any and all substitutions, extension, re-examinations or supplementary protection certificates, reissues, renewals, divisions, continuations or continuations-in-part thereof, provisional patents, patents of addition, or registrations of any kind, and includes all and any applications for any of the foregoing, registered designs and design applications, and copyright in any drawings in respect of such inventions.

2. Licensed Technical Information -The license of the Licensed Intellectual Property includes all information, experience, data and know-how which is not generally known including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing which are necessary or useful for BBI to exercise the licence granted in clause 11 of this document but only in relation to the Agreed Field and the Products.

3. The Licensed Trade Marks:

•              Australian Trade Mark Registration No. 1017373 for “SIMPLIFY” in classes 5, 10 and 42;

•              U.S. Trade Mark Registration No. 3140892 for “SIMPLIFY” in classes 5, 10 and 42; and

•              Australian Trade Mark Registration No. 520970 for “SimpliRED” in class 5.

•              Japan Trade Mark Registration No. 3217494 for “SimpliRED” in class 5.

•              US Trade Mark Registration No. 1702759 for “SimpliRED” in class 5.

and includes any other registered trade marks and applications for registration of trade marks and unregistered trade marks for the trade marks set out above and all divisionals, renewals and further applications and registrations now or hereafter in any country (in addition to the above listed countries) based thereon or relating to the same or similar marks or marks including the same or similar signs but solely in the Agreed Field.

Schedule 4

Inventory of Valuation Principles

Inventory will be valued on the following basis :

1             All raw materials, work in progress, packaging material and any other items used or produced by Agen are to be valued at the lower of cost or net realisable value.

2             All finished goods are to be valued at  the lower of cost or net realisable value.

Schedule 5

Initial Product Transfer Outline

Milestone
Stage	SimpliRED D-dimer	Simplify D-dimer
Project Planning/Definition	to be agreed	to be agreed
Technical transfer
BBI Training at AGEN	to be agreed	to be agreed
Establish/source facility equipment and raw materials	to be agreed	to be agreed
Complete R and D trials	to be agreed	to be agreed
Prototype Manufacture and evaluation complete	to be agreed	to be agreed
Implement documentation, BoM, RM specifications	to be agreed	to be agreed
Serial Production	to be agreed	to be agreed
Final Product Validation and design review	to be agreed	to be agreed
Labelling and Packaging transfer	to be agreed	to be agreed
Transfer of regulatory approvals	to be agreed	to be agreed
Logistics Transfer	to be agreed	to be agreed
Finance Systems	to be agreed	to be agreed

This transfer schedule assumes that technical transfer uses Agen supplied purified antibodies.

Dependent on resourcing and current manufacturing capability of BBI

Schedule 6

Regulatory Licences

1.0           Facility Certifications

ISO13485:2003

Therapeutic Goods Administration of Australia (TGA) Manufacturing License

USFDA registered facility

2.0          Product approvals, licenses and registrations

2.1           SimpliRED D-dimer

•              FDA 510(k) Originally cleared as ‘Bed Red D-dimer’.  Trade name subsequently changed to SimpliRED D-dimer.

510(k) no: k905643/A

•              CE Mark (AGEN SimpliRED)

•              TGA (listing covers all AGEN D-dimer products – AUST L 10314

•              Canada Medical Device Licence: 10324

•              India (no registration document on file at AGEN – registration is owned by Indian distributor -  Ranbaxy)

2.2           Simplify D-dimer

•              FDA 510(k) note: marketed in the USA by Inverness Medical Innovations (as Clearview Simplify D-dimer) under this clearance

510(k) no: k993276

•              CE Marked by Inverness Medical Innovations (as Clearview Simplify D-dimer)

•              TGA (listing covers all AGEN D-dimer products – Aust L10314)

•              Also listed with the TGA in Australia by Inverness Medical Innovations

•              Licenced in Canada by Inverness Medical Innovations: Licence no. 66507

2.3           Simplify D-dimer Control Set

•              No FDA 510(k) (not required due to Classification as Class 1) note: marketed in the USA by Inverness Medical Innovations (as Clearview Simplify D-dimer Control Set)

•              CE Marked by Inverness Medical Innovations (as Clearview Simplify D-dimer Control Set)

•              TGA (listing covers all AGEN D-dimer products – Aust L 10314)

•              Also listed with the TGA in Australia by Inverness Medical Innovations

Schedule 7

Completion Requirements

1.             Obligations of Agen

1.1           Subject to the terms of this document and in particular clause 6.3, the Product Transfer Period, and the Manufacturing Period, Agen  shall deliver to or procure delivery to or make available to BBI:

(a)           Physical possession of all the Assets and Inventory capable of passing by delivery with the intent that title in such Assets and Inventory shall pass by and upon such delivery;

(b)           All documents of title and certificates for the lawful operation and use of, and all service documents pertaining to, the Plant, and Equipment;

(c)           All documents of title, certificates, deeds, licences, agreements and other documents relating to the Licensed Intellectual Property and all manuals, drawings, plans, documents and other materials and media on which the Business Information is recorded;

(d)           The Contracts and the books, accounts, reference lists of customers, credit reports, price lists, cost records, work tickets, catalogues, advertising and all other documents, papers and records in the possession or under the control of Agen or Agen Limited relating to the Business or any of the Assets;

(e)           Subject to the terms of this document,the Records;

(f)            The Disclosure Document, duly executed by Agen;

(g)           A copy of the minutes of a meeting of the directors of Agen and Agen Limited and Agenix Limited authorising the execution by that party of this agreement and of any other documentation that may be necessary or desirable arising out of or in connection with this agreement or the transactions contemplated thereby and appointing the relevant signatory or signatories to sign this agreement and any such other documentation on its behalf;

(h)           the Contract Manufacture Agreement; and

2.             Obligations of BBI

2.1           Against compliance by Agen with its obligations under paragraph 1 BBI shall:

(a)           deliver to Agen the amount calculated in accordance with clause 3.2;

(b)           A copy of the minutes of a meeting of the directors of BBI authorising the execution by that party of this agreement and of any other documentation that may be necessary or desirable arising out of or in connection with this agreement or the transactions contemplated thereby and appointing the relevant signatory or signatories to sign this agreement and any such other documentation on its behalf endorsed with a certificate by the company secretary of that party that such copy minutes are a true and accurate record of the relevant meeting and that the authority conferred remains valid and outstanding as at Completion

(c)           Subject to the terms of this document, deliver duly executed counterparts of the licences, agreements, assignments and other documents referred to in paragraph 1.1(b)

(d)           deliver a duly executed Contract Manufacture Agreement.

Schedule 8

Specific Warranties

Part A: Commercial

1.             INFORMATION SUPPLIED

1.1           To the best of the Warrantor’s knowledge, all information contained in this agreement and all matters contained in the Disclosure Document and all other information relating to the Business given by Agen or its advisors to BBI are true, accurate and complete.

1.2           To the best of the Warrantor’s knowledge, there is no fact or matter relating to the Business which is known or ought on reasonable enquiry to be known to Agen which has not been disclosed in the Disclosure Document which renders any such matters or information untrue, incomplete or misleading or the disclosure of which is material to be known by a Buyer of the Business.

2.             CHANGES SINCE THE ACCOUNTING DATE

Since the Accounting Date (in relation to the management accounts for the Business as at the Accounting Date):

2.1           the Business has been carried on in the ordinary and usual course both as regards the nature, scope and manner of conducting the same and so as to maintain the same as a going concern;

2.2           there has been no unusual change in the stock or inventory levels, current assets or liabilities of the Business;

2.3           the Business has not been adversely affected by the loss of or material reduction in orders from any customer or the loss of or material reduction in any source of supply or by any abnormal factor not affecting similar businesses to a like extent;

2.4           there has been no material adverse change in the financial position or trading prospects of the Business nor is any such material change expected;

2.5           Agen has not done or omitted to do anything which will do or might prejudicially affect the Goodwill;

3.             TITLE TO THE ASSETS

3.1           The Assets and the Inventory comprise all (with the exception of the Plant and Equipment) assets now used in the Business and which are necessary for the continuation of the Business as now carried on at Completion.

3.2           Agen and/or Agen Limited has good and marketable title to, legally and beneficially owns, and has in its possession and under its control, all of the Assets, the Inventory, the Cell Lines, Antibodies Stock and the Plant and Equipment (purchased by BBI) which are sold free from any Security Interest, charge, lien, encumbrance, equity, agreement of hire or hire purchase or for payment on deferred terms, bill of sale or any obligation to pay any outstanding sums in respect of them and no person other than the Seller has or claims any rights in relation to the Assets, the Inventory, the Cell Lines, Antibodies Stock and the Plant and Equipment or any of them or the proceeds of any sale of the Assets, the Inventory,  the Cell Lines, Antibodies Stock and the Plant and Equipment or any of them and the Assets, the Inventory, the Cell Lines, Antibodies Stock and the Plant and Equipment are not subject to or potentially subject to any floating charge or guarantee given by Agen or by any person or company connected with Agen.

4.             THE CONTRACTS

4.1           Full Force

To the best of the Warrantor’s knowledge, all the Contracts are in full force and effect and have been duly complied with and to the best of the knowledge of the Warrantors nothing has occurred whereby any of them is or could be subject to early termination or which has given or may give rise to any claim under any of them by any party to any of them.

4.2           Nature of the Contracts

All the terms of each of the Contracts have been fully Disclosed and none of the Contracts:

4.2.1        was entered into otherwise than in the ordinary and usual course of business of the Business;

4.2.2        is of an unusual or abnormal nature, or not fully on an arm’s length basis;

5.             THE INVENTORY

The Inventory is sufficient for the normal requirements of the Business as at Completion and relates exclusively to the Business and is in good condition and, in the case of completed goods, is capable of being sold in the ordinary course of business in accordance with the current price lists and without rebate or allowance to a Buyer

6.             STATUTORY RESTRICTIONS

6.1           To the best of the knowledge of the Warrantors, neither Agen nor any person for whose acts or defaults Agen may be liable has committed or omitted to do any act or thing in relation to the Business which could give rise to any fine or penalty.

6.2           Agen has not in respect of the Business or Products received notice of any breach by it of competition, anti-trust, anti-restrictive trade practice or consumer protection law, rule or regulation anywhere in the world or of any investigation, enquiry, report or order by or by reference to any regulatory authority under any such law, rule or regulation.

7.             DEFECTIVE PRODUCTS/ SERVICES

There are no outstanding claims against Agen in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance of equipment or otherwise relating to liability for goods or services supplied or to be supplied by Agen in connection with the Business the Seller and no such claims are threatened or to the best of the knowledge of the Warrantors anticipated.

8.             COMPLIANCE

8.1           To the best of the Warrantor’s knowledge, all legislation and all orders, provisions, directions and conditions relating to or the conduct of the Business have been duly complied with in all respects.

8.2           To the best of the Warrantor’s knowledge, all necessary licences, consents, permits, and authorities (public and private) have been obtained to enable Agen to carry on the Business effectively in the manner in which it is now carried on and all such licences, consents, permits, and authorities and the Warrantors knows of no reason, subject to any regulatory, legislative or legal requirement, why any of them should be suspended cancelled or revoked or the benefit of them should not continue to be enjoyed by BBI or other owners for the time being of the Business and the Assets and the Inventory, the Cell Lines, Antibodies Stock and the Plant and Equipment or any part of them.

9.             EFFECT OF AGREEMENT

To the best of the Warrantor’s knowledge, subject to the requirement to obtain consent for the assignment and novation of the Contracts the execution and delivery of this agreement and the fulfilment and performance of and compliance with the terms of this agreement do not and will not:

9.1           conflict with, violate or result in a breach of the terms, provisions or conditions of any of the Contracts or any law, undertaking to or judgment, order, injunction or decree of any court;

9.2           relieve any person of any contractual or other obligation under any of the Contracts or entitle any person to terminate any such obligation

PART B: INTELLECTUAL PROPERTY

1.             Details of all the Licensed Intellectual Property are set out in Schedule 3 which, subject to the Disclosure Document is complete and accurate in all respects. All such Licensed Intellectual Property is used, enjoyed and exploited in connection with the Business.

2.             Save in respect of any Licensed Intellectual Property which is the subject of a valid and enforceable licence which has been granted to Agen (details of which are set out in the Disclosure Document), Agen is the sole legal and beneficial owner of all Licensed Intellectual Property (including the subject matter thereof). No Licensed Intellectual Property is held jointly or in common with any other person.

3.             To the best of the knowledge of the Warrantors, none of the Licensed Intellectual Property is subject to any challenge or attack by a third party or competent authority. All renewal and registration fees for the protection of the registered Licensed Intellectual Property have been paid.

4.             Neither Agen nor to the best of the knowledge of the Warrantors any other party is in breach of any licence in respect of the Licensed Intellectual Property and all such licences are in full force and effect and will not terminate or be capable of termination by reason of the execution and performance of this agreement.

5.             To the best of the Warrantor’s knowledge, aone of the activities involved in the conduct of the Business infringe or have infringed any third party intellectual property or constitute or have constituted breach of confidence, passing off or actionable unfair competition in any jurisdiction. No such activities give or have given rise to any obligation to pay any royalty, fee, compensation or any other sum whatsoever.

6.             Agen is not, and has not within the six years preceding the date of this agreement, been party to or threatened with any legal proceedings relating to any third party intellectual property and Agen is not aware or (and has not acquiesced in) any infringement of the Licensed Intellectual Property or any breach of confidence, passing off or actionable unfair competition in any jurisdiction in relation to the Seller or the Business.

Schedule 9

Technical Support

Device Assembly and Pouching Equipment

•              Disassemble as required:

•              Kimson Laminate Press and Hydraulic unit

•              Strip feeder and pick and place for device assembly machine

•              Desiccant feeder, check weigher and printer from Poucher

•              Leak tester

•              Organise suitable crating of machines

•              Assist with reassembly of Laminate press, Device Assembly Machine and Poucher at BBI facility

•              Train BBI engineers in operation and trouble shooting of equipment

•              Provision of list of operating and maintenance procedures

•              Provision of list of recommended spares

•              Provision of copies of PLC logic files

Cell line Transfer

•              Arrange shipment of vials in dry shipper and physically load.

•              Ensure that the receiver is provided with relevant information to transfer to their permanent cryostorage system.

•              Provide information on expected recovery of the cell line from liquid nitrogen, in terms of viability, and the first few days of cell handling.

•              Provide advice on any problems with the recovery of the cell line, or any growth problems.

•              Provide relevant information on media preparation and supply of media components.

•              Provide information on expected cell line ELISA titres, as well as any issues with ELISA components.

•              Provide information on expected growth of expansion of cell lines for either bioreactor innoculation or ascitic fluid injection.

•              Provide advice on any problems with the ascitic fluid production method.

•              Provide advice on expected outcomes and cell growth behaviour relating to bioreactor processes.

Schedule 10

Initial Stock List

Simplify/SimpliRED Component Stock, as at 27-Feb-07

								Value
				Expiry			Std.	at	Uneconomic	Value at
W/h	Item	Description	Lot	Date	Quantity	Units	Cost	Standard	(U)	Standard
A	3	D-dimer antigen, bulk	03-081	22/05/07	15.68	mg	25.064	393.00		393.00352
A	3	D-dimer antigen, bulk	03-084	3/05/08	77.81	mg	25.064	1,950.23		1950.23
A	105	Conjugate, 1C3/3B6, SimpliRED D-dimer	105-071	21/05/07	58.80	mg	468.378	27,540.63		27540.6264
A	154	Column, S200, 2L/5cm	154-015	NULL	0.55	units	2567.269	1,412.00		1411.99795
A	154	Column, S200, 2L/5cm	154-016	NULL	0.92	units	2567.269	2,361.89		2361.88748
A	154	Column, S200, 2L/5cm	154-017	NULL	0.84	units	2567.269	2,156.51		2156.50596
A	155	Column, S200, 500mL/2.5cm, PO4/NaCl	155-011	NULL	0.96	units	1533.933	1,472.58		1472.57568
A	195	Dimertest Latex, dye reagent	195-078	NULL	4.12	mL	68.211	281.03	U	140.51466
A	238	Stirrers, round, pack of 40	238-056	14/09/07	1339.00	each	0.624	835.54		835.536
A	250	Column, Prosep A, 100mL	250-015	21/08/07	0.14	units	5205.955	728.83		728.8337
A	294	Sterilised 17uL natural Klon tips	294-367	14/12/07	2072.00	each	0.681	1,411.03		1411.032
A	294	Sterilised 17uL natural Klon tips	294-366	14/12/07	843.00	each	0.681	574.08		574.083
A	294	Sterilised 17uL natural Klon tips	294-368	14/12/07	2390.00	each	0.681	1,627.59		1627.59
A	309	Column, S400, 500mL/2.5cm, 0.1M NaHCO3	309-003	NULL	0.61	units	2014.077	1,228.59		1228.58697
A	318	Column, guard, Prosep A, 50 mL	318-017	25/12/07	0.16	units	1878.388	300.54		300.54208
A	319	Column, Superose 12, 4L/7cm, PO4/NaCl	319-002	NULL	0.77	units	12071.674	9,295.19		9295.18898
A	350	Blocker, 3A1/48 Fab-Ac, cell cult, S’RED	350-058	15/04/07	332.54	mg	24.134	8,025.52		8025.52036
A	425	Neg control, disp, 40 test, SimpliRED	425-043	18/05/08	175.00	each	2.004	350.70		350.7
A	425	Neg control, disp, 40 test, SimpliRED	425-044	12/07/08	4000.00	each	2.004	8,016.00		8016
A	436A	Test reagent, dispensed, S’RED D-dimer	436A-087	21/08/07	114.00	each	14.975	1,707.15	U	853.575
A	436A	Test reagent, dispensed, S’RED D-dimer	436A-093	7/02/08	254.00	each	14.975	3,803.65		3803.65
A	436A	Test reagent, dispensed, S’RED D-dimer	436A-094	19/08/08	366.00	each	14.975	5,480.85		5480.85
A	437A	Pos control, dispensed, S’RED D-dimer	437A-047	5/12/08	127.00	each	3.246	412.24		412.242
A	437A	Pos control, dispensed, S’RED D-dimer	437A-048	13/12/08	3942.00	each	3.246	12,795.73		12795.732
A	465	Tip, sterilised, siliconised, 25uL	465-088	7/02/07	1720.00	each	0.851	1,463.72	re-qualify	1463.72
A	465	Tip, sterilised, siliconised, 25uL	465-092	14/12/07	892.00	each	0.851	759.09		759.092

1

A	465	Tip, sterilised, siliconised, 25uL	465-094	14/12/07	2197.00	each	0.851	1,869.65		1869.647
A	465	Tip, sterilised, siliconised, 25uL	465-093	14/12/07	1265.00	each	0.851	1,076.52		1076.515
A	466	Bottle, sterilised, dropper, 3mL, ACI	466-051	14/12/07	19230.00	each	0.453	8,711.19		8711.19
A	479	Negative Control, Dispensed, Latex, 1mL	479-055	23/02/08	51.00	each	1.698	86.60		86.598
A	479	Negative Control, Dispensed, Latex, 1mL	479-056	21/06/08	133.00	each	1.698	225.83		225.834
A	479	Negative Control, Dispensed, Latex, 1mL	479-057	13/10/08	82.00	each	1.698	139.24		139.236
A	489	Negative Control, Dispensed, Latex, 1mL	479-058	1/04/09	2031.00	each	1.698	3,448.64		3448.638
A	525	Test slide, stack of 40, SimpliRED	489-087	NULL	73.00	each	6.298	459.75		459.754
A	526	Column, Superose 12, 0.5L/2.5cm,PO4/NaCl	525-004	NULL	0.80	units	3454.073	2,763.26		2763.2584
A	531	Column, G25, 200mL/2.5cm PO4/NaCl	526-007	1/04/08	0.90	units	1330.782	1,197.70		1197.7038
A	531	Buffer, dispensed, Witness Japan/Brazil	531-066	15/09/08	147.00	each	0.838	123.19		123.186
A	531	Buffer, dispensed, Witness Japan/Brazil	531-069	1/10/09	4015.00	each	0.838	3,364.57		3364.57
A	536	Buffer, dispensed, Witness Japan/Brazil	531-070	13/02/09	3625.00	each	0.838	3,037.75		3037.75
A	569	Column, S200 4L/7cm, PO4/NaCl	536-001	NULL	0.14	units	3783.433	529.68		529.68062
A	586	Membrane and backing assembly, Millipore	569-041	16/11/07	699.00	each	6.947	4,855.95		4855.953
A	586	Tip, sterilised,15uL, Yellow,siliconised	586-036	7/02/07	392.00	each	0.910	356.72	re-qualify	356.72
A	586	Tip, sterilised,15uL, Yellow,siliconised	586-035	7/02/07	1390.00	each	0.910	1,264.90	re-qualify	1264.9
A	586	Tip, sterilised,15uL, Yellow,siliconised	586-037	14/12/07	2559.00	each	0.910	2,328.69		2328.69
A	682	Pouched device, S’fy D-dimer, Inverness	682-025	6/07/08	210.00	each	1.060	222.60		222.6
A	682	Pouched device, S’fy D-dimer, Inverness	682-026	30/08/08	17358.00	each	1.060	18,399.48		18399.48
A	682	Pouched device, S’fy D-dimer, Inverness	682-027	31/10/08	36925.00	each	1.060	39,140.50		39140.5
A	682	Pouched device, S’fy D-dimer, Inverness	682-028	14/05/08	20726.00	each	1.060	21,969.56		21969.56
A	713	Simplify Positive Control, 20 Tests	713-009	26/04/08	368.00	each	2.665	980.72		980.72
A	714	Filter Strip Whatman 6F/AVA 17mm x 300mm	714-008	24/11/10	4.00	each	0.598	2.39	U	1.196
A	721	Whatman 6F/AVA Filter Paper 12mm x 300mm	721-007	21/01/09	52.00	each	0.552	28.70		28.704
A	725	Pooled Human Fresh Frozen Plasma	725-001	15/12/15	1965.00	mL	1.203	2,363.89		2363.895
A	DGGK2	Simplify D-dimer, ROW, 10 test	PT034B	15/11/08	1595.00	each	16.039	25,582.21		25582.205
A	DGGK9	Clearview D-dimer Control Set	PY008A	30/04/08	20.00	each	8.270	165.40		165.4
A	DSRK4	SimpliRED D-dimer, Agen label, 40test	PW031B	31/05/08	63.00	each	32.994	2,078.62		2078.622

								243,157.81		242,162.52

2

Simplify/SimpliRED Raw Meterial Stock as at 28-Feb-07
										Revised
				Expiry			Actual	Value	Uneconomic	Value at
W/h	Iteam	Description	Lot	Date	Quantity	Units	Cost	at Actual	stock (U)	current
A	RM001	Aprotinin	26994	30/06/07	100.00	mg	6.618	661.80		661.80
A	RM001	Aprotinin	26864	30/06/07	47.40	mg	6.400	303.36		303.36
A	RM002	Horse serum	27125	30/05/10	49.00	mL	0.240	11.76	U	5.88
A	RM002	Horse serum	27215	30/05/10	300.00	mL	0.310	93.00	U	46.50
A	RM006	Glycerol	26929	31/10/10	2500.00	mL	0.037	92.50	U	46.25
A	RM006	Glycerol	26896	31/10/10	2260.00	mL	0.037	83.62	U	41.81
A	RM009	Plasminogen	26845	30/04/08	125.00	units	18.300	2,287.50		2,287.50
A	RM009	Plasminogen	26846	30/04/08	25.00	units	18.300	457.50		457.50
A	RM017	Calcium chloride, dihydrate	25454	22/04/08	491.12	g	0.067	32.91	U	16.45
A	RM017	Calcium chloride, dihydrate	27134	06/04/09	498.89	g	0.080	39.91	U	19.96
A	RM024	Disodium hydrogen orthophosphate	26796	31/08/10	1705.30	g	0.060	102.32	U	51.16
A	RM028	Potassium dihydrogen phosphate,	22615	11/01/08	68.36	g	0.086	5.88	U	2.94
A	RM028	Potassium dihydrogen phosphate,	26983	28/03/11	476.00	g	0.091	43.32	U	21.66
A	RM042	Bottle, 500 mL, PP, Nalgene	26403	12/12/10	6.00	each	5.330	31.98	U	15.99
A	RM042	Bottle, 500 mL, PP, Nalgene	26403	12/12/10	1.00	each	5.330	5.33	U	2.67
A	RM051	Albumin, bovine serum powder,pH5.2	26633	30/11/10	11.00	g	3.780	41.58	U	20.79
A	RM051	Albumin, bovine serum powder,pH5.2	26827	30/09/10	86.16	g	2.416	208.16	U	104.08
A	RM051	Albumin, bovine serum powder,pH5.2	27126	30/06/11	169.81	g	5.071	861.11	U	430.55
A	RM051	Albumin, bovine serum powder,pH5.2	27127	30/09/11	147.00	g	5.071	745.44		745.44
A	RM051	Albumin, bovine serum powder,pH5.2	27181	30/06/11	488.98	g	3.893	1,903.60		1,903.60
A	RM056	Sephadex G-25, medium	23622	31/08/11	100.00	g	2.457	245.70		245.70
A	RM059	Dialysis tubing, prepared, 3/4”	26971	11/04/09	1000.00	cm	1.022	1,022.00		1,022.00
A	RM062	Citric acid, dihydrate	25989	22/09/07	188.70	g	0.059	11.13	U	5.57
A	RM062	Citric acid, dihydrate	26702	31/01/08	148.81	g	0.059	8.78	U	4.39
A	RM065	Sodium chloride	26901	03/06/09	25000.00	g	0.014	350.00	U	175.00
A	RM065	Sodium chloride	26899	16/06/09	15810.36	g	0.014	221.35	U	110.67
A	RM072	Label, blank, 17 x 42 mm	26782	20/04/11	4798.00	each	0.037	177.53		177.53
A	RM072	Label, blank, 17 x 42 mm	27058	11/09/11	10000.00	each	0.037	370.00		370.00
A	RM081	Methanol, anhydrous	26523	30/08/10	2371.40	mL	0.017	40.31	U	20.16
A	RM085	Trisodium citrate, dihydrate	23451	20/11/08	218.23	g	0.076	16.59	U	8.29

3

A	RM087	EDTA,disodium salt	26559	30/11/09	180.50	g	0.151	27.26	U	13.63
A	RM088	Acetic acid, glacial	25685	11/11/07	2398.24	mL	0.032	76.74	U	38.37
A	RM091	Dithiothreitol	26826	31/12/09	736.00	mg	0.054	39.74	U	19.87
A	RM092	Streptokinase	27172	31/01/08	50000.00	units	0.003	150.00		150.00
A	RM094	Thrombin, bovine	26876	31/10/07	1000.00	units	0.381	381.00		381.00
A	RM1004	Foil, plain, Witness, general	27092	05/10/09	10.10	kg	17.100	172.71		172.71
A	RM1004	Foil, plain, Witness, general	27092	05/10/09	72.00	kg	17.100	1,231.20		1,231.20
A	RM1004	Foil, plain, Witness, general	27203	01/02/10	250.00	kg	17.300	4,325.00		4,325.00
A	RM1005	Instructions, SRDD, Dade, DSRK4	26834	03/05/11	332.00	each	0.387	128.48		128.48
A	RM1005	Instructions, SRDD, Dade, DSRK4	26993	31/07/11	3999.00	each	0.275	1,099.73		1,099.73
A	RM102	Sodium hydrogen carbonate	23387	30/10/08	43.36	g	0.058	2.51	U	1.26
A	RM102	Sodium hydrogen carbonate	26573	28/02/10	1000.00	g	0.058	58.00	U	29.00
A	RM102	Sodium hydrogen carbonate	26573	28/02/10	88.31	g	0.058	5.12	U	2.56
A	RM104	Sodium azide	25717	02/05/10	0.37	g	0.329	0.12	U	0.06
A	RM104	Sodium azide	26266	02/05/10	6.16	g	0.329	2.03	U	1.01
A	RM104	Sodium azide	26865	02/05/10	196.41	g	0.299	58.73	U	29.36
A	RM1136	Pipette, 35uL Straw, 10/pack, Simplify	26992	26/07/11	3374.00	each	0.296	998.70		998.70
A	RM1136	Pipette, 35uL Straw, 10/pack, Simplify	27214	13/02/12	7525.00	each	0.289	2,174.72		2,174.72
A	RM118	Sodium dihydrogen phosphate	27075	21/02/09	3800.00	g	0.044	167.20	U	83.60
A	RM119	Glycine	26903	10/05/11	500.00	g	0.061	30.50	U	15.25
A	RM119	Glycine	26902	09/01/11	2000.00	g	0.061	122.00	U	61.00
A	RM1200	Kit Box, SimpliRED D-Dimer, DSRK4	26916	20/06/11	1980.00	each	0.688	1,362.24		1,362.24
A	RM1200	Kit Box, SimpliRED D-Dimer, DSRK4	27207	07/02/12	4000.00	each	0.756	3,024.00		3,024.00
A	RM1201	Label, SimpliRED D-Dimer, Test Reagent	26867	29/05/11	2066.00	each	0.109	225.19		225.19
A	RM1202	Label,SimpliRED D-Dimer,Positive Control	26868	29/05/11	1997.00	each	0.109	217.67		217.67
A	RM1203	Label SimpliRED D-Dimer Negative Control	26869	29/05/11	2046.00	each	0.109	223.01		223.01
A	RM1204	Instructions,Eng/Fr/Italian, SRDD, DSRK4	26585	16/02/11	1790.00	each	0.232	415.28		415.28
A	RM1205	Instructions,Dutch/Span/Germ,SRDD, DSRK4	26914	14/06/11	1951.00	each	0.382	745.28		745.28
A	RM1249	Instructions Clearview Simplify, DCGK2	27151	07/12/11	3176.00	each	0.777	2,467.75		2,467.75
A	RM1253	Kitbox, Clearview Simplify, DCGK2	27150	07/12/11	3145.00	each	0.566	1,780.07		1,780.07
A	RM1254	Kit box,Clearview , Simplify D-dimer,USA	27026	21/08/11	2656.00	each	0.507	1,346.59		1,346.59
A	RM1254	Kit box,Clearview , Simplify D-dimer,USA	27206	07/02/12	5000.00	each	0.582	2,910.00		2,910.00
A	RM1255	Instructions Clearview Simplify, DCGK3	27027	21/08/11	3198.00	each	0.191	610.82		610.82
A	RM1255	Instructions Clearview Simplify, DCGK3	27199	01/02/12	4500.00	each	0.225	1,012.50		1,012.50
A	RM1256	Label, Clearview, small	27157	18/12/09	6209.00	each	0.150	931.35		931.35

4

A	RM1262	Device Base, Clearview, purple	27124	14/11/11	10993.00	each	0.057	626.60		626.60
A	RM1295	Instructions Control Kit D-dimer	25561	06/06/10	797.00	each	0.553	440.74		440.74
A	RM1300	Kit box, Clearview DD Control Set, DCGK9	25605	16/06/10	494.00	each	0.700	345.80		345.80
A	RM1301	Label, PC Clearview DD Control Set DCGK9	25556	02/06/10	923.00	each	0.266	245.52		245.52
A	RM1302	Label NC, Clearview DD Control Set DCGK9	25557	02/06/10	1006.00	each	0.266	267.60		267.60
A	RM136	Potassium chloride	27056	11/09/09	432.00	g	0.048	20.74	U	10.37
A	RM136	Potassium chloride	27056	11/09/09	500.00	g	0.048	24.00	U	12.00
A	RM138	Hydrochloric acid	26239	31/03/10	145.00	mL	0.012	1.74	U	0.87
A	RM138	Hydrochloric acid	26482	31/03/10	1540.00	mL	0.022	33.88	U	16.94
A	RM139	Sodium hydroxide	26898	31/07/08	142.00	g	0.052	7.38	U	3.69
A	RM139	Sodium hydroxide	26928	31/07/08	500.00	g	0.052	26.00	U	13.00
A	RM186	Sodium carbonate	25407	28/04/08	480.00	g	0.057	27.36	U	13.68
A	RM188	Sucrose	26715	31/01/10	307.00	g	0.020	6.14	U	3.07
A	RM188	Sucrose	27153	27/11/09	3670.00	g	0.020	73.40	U	36.70
A	RM206	Cap, 3 mL, white, Wheaton	27190	23/01/12	2818.00	each	0.038	107.08		107.08
A	RM206	Cap, 3 mL, white, Wheaton	27190	23/01/12	3000.00	each	0.038	114.00		114.00
A	RM206	Cap, 3 mL, white, Wheaton	27190	23/01/12	9182.00	each	0.038	348.92		348.92
A	RM207	Pepsin	27063	30/11/07	446.70	mg	0.120	53.60		53.60
A	RM209	DTNB (di-thiodinitrobenzoic acid	25827	31/01/10	4800.00	mg	0.024	115.20		115.20
A	RM232	Sephacryl S200, HR	23379	31/05/08	1310.00	mL	0.848	1,110.88		1,110.88
A	RM232	Sephacryl S200, HR	23623	31/10/07	7000.00	mL	0.581	4,067.00		4,067.00
A	RM232	Sephacryl S200, HR	23624	30/11/07	20000.00	mL	0.581	11,620.00		11,620.00
A	RM234	Cap, 3 mL, black, Wheaton	27083	27/09/11	681.00	each	0.045	30.65		30.65
A	RM234	Cap, 3 mL, black, Wheaton	27083	27/09/11	4000.00	each	0.045	180.00		180.00
A	RM234	Cap, 3 mL, black, Wheaton	27083	27/09/11	1000.00	each	0.045	45.00		45.00
A	RM235	Tip, dropper, 43 uL, Wheaton	27210	12/02/12	40000.00	each	0.028	1,120.00		1,120.00
A	RM238	Triton X-100	26554	13/02/11	140.00	g	0.114	15.96	U	7.98
A	RM242	Papain	27116	28/02/08	2600.00	uL	0.010	26.00	U	13.00
A	RM243	Iodoacetamide	26891	30/11/08	5360.00	mg	0.007	37.52	U	18.76
A	RM258	Cap, 3 mL, red, Wheaton	25610	16/06/10	2371.00	each	0.036	85.36		85.36
A	RM258	Cap, 3 mL, red, Wheaton	25610	16/06/10	1087.00	each	0.036	39.13		39.13
A	RM258	Cap, 3 mL, red, Wheaton	25610	16/06/10	1913.00	each	0.036	68.87		68.87
A	RM261	Stirrers, round	25740	13/07/10	36000.00	each	0.014	504.00		504.00
A	RM261	Stirrers, round	27137	29/11/11	200000.00	each	0.014	1,677.90		1,677.90
A	RM270	Filter, Sterivex GS with bell	27070	31/05/08	14.00	each	10.700	149.80		149.80

5

A	RM272	Filter, Sterivex GV with bell	27217	31/03/09	20.00	each	10.900	218.00		218.00
A	RM273	Filter Sterivex GV without bell	26980	30/09/08	15.00	each	10.733	161.00		161.00
A	RM273	Filter Sterivex GV without bell	26980	30/09/08	7.00	each	10.733	75.13		75.13
A	RM274	Filter , Millex GV, 25 mm	26570	31/10/08	28.00	each	2.080	58.24		58.24
A	RM275	Filter, Millex GS, 25 mm	26569	30/09/08	24.00	each	2.080	49.92		49.92
A	RM275	Filter, Millex GS, 25 mm	26889	31/03/09	50.00	each	2.080	104.00		104.00
A	RM276	Filter, Sartobran PH Capsule, 0.	27129	31/08/09	5.00	each	207.670	1,038.35		1,038.35
A	RM276	Filter, Sartobran PH Capsule, 0.	27019	31/07/09	4.00	each	207.678	830.71		830.71
A	RM277	Filter, AP 15, 47 mm	26997	30/04/11	103.00	each	0.830	85.49		85.49
A	RM278	Filter, AP 15, 75 mm	27041	31/03/11	84.00	each	1.230	103.32		103.32
A	RM279	Filter, AP 25, 42 mm	25835	31/05/10	99.00	each	0.760	75.24		75.24
A	RM281	Filter, HVLP, 90 mm	25593	31/05/10	15.00	each	6.900	103.50		103.50
A	RM292	Cap, 3 mL, yellow, Wheaton	26501	25/01/11	38.00	each	0.794	30.17		30.17
A	RM292	Cap, 3 mL, yellow, Wheaton	26501	25/01/11	1692.00	each	0.794	1,343.45		1,343.45
A	RM292	Cap, 3 mL, yellow, Wheaton	27191	23/01/12	3000.00	each	0.068	204.00		204.00
A	RM292	Cap, 3 mL, yellow, Wheaton	27191	23/01/12	500.00	each	0.068	34.00		34.00
A	RM306	L-Cysteine	24336	13/08/07	100000.00	mg	0.001	100.00	U	50.00
A	RM332	Bag, press seal, 80 x 50 mm	26976	19/07/09	118.00	each	0.012	1.42		1.42
A	RM332	Bag, press seal, 80 x 50 mm	26981	24/07/09	2000.00	each	0.012	24.00		24.00
A	RM333	Neomycin sulfate	27165	21/12/07	25.00	g	2.020	50.50	U	25.25
A	RM341	Albumin, bovine serum, protease free,pH7	26075	30/11/08	337.26	g	4.060	1,369.28		1,369.28
A	RM341	Albumin, bovine serum, protease free,pH7	26341	31/01/09	14.46	g	4.060	58.71		58.71
A	RM341	Albumin, bovine serum, protease free,pH7	26555	31/10/09	2152.84	g	1.922	4,137.76		4,137.76
A	RM343	Membrane, YM30, 43mm	25709	31/10/07	7.00	each	26.100	182.70		182.70
A	RM347	Sunset Yellow	24808	01/12/07	5.00	g	0.038	37.92		37.92
A	RM348	Yellow Yok E	24809	01/12/07	5.00	g	0.034	33.90		33.90
A	RM361	Tip, dropper, 17 uL, natural, Kl	27029	22/08/11	2017.00	each	0.576	1,161.79		1,161.79
A	RM4006	FILTER WHATMAN GF/AVA 17MM-50M REEL	26314	24/11/10	27.00	each	26.125	705.38		705.38
A	RM4020	Filter Whatman GF/AVA 12mm x 50m Reel	26316	24/11/10	0.50	each	18.441	9.22		9.22
A	RM4020	Filter Whatman GF/AVA 12mm x 50m Reel	29194	29/01/12	15.00	each	39.902	598.53		598.53
A	RM418	Penicillin/Streptomycin solution	27066	30/07/07	500.00	mL	0.160	80.00	U	40.00
A	RM419	L-Glutamine, 200mM	26755	30/11/07	140.00	mL	0.240	33.60	U	16.80
A	RM419	L-Glutamine, 200mM	27067	30/06/08	600.00	mL	0.240	144.00	U	72.00
A	RM428	Prosep-A Guard Column	26565	20/06/08	50.00	mL	16.000	800.00		800.00
A	RM429	Prosep-A High Capacity	26196	01/07/09	100.00	mL	48.600	4,860.00		4,860.00

6

A	RM449	Guide card, agglutination, gener	26824	09/05/11	1049.00	each	0.449	471.00		471.00
A	RM449	Guide card, agglutination, gener	27120	08/11/11	4300.00	each	0.448	1,926.40		1,926.40
A	RM488	Test slide, 2-well agglutination	27061	18/09/11	54500.00	each	0.070	3,815.00		3,815.00
A	RM488	Test slide, 2-well agglutination	27158	14/12/11	207360.00	each	0.070	14,515.20		14,515.20
A	RM495	Kit box, insert, SimpliRED	26917	20/06/11	1736.00	each	0.000	0.00		0.00
A	RM495	Kit box, insert, SimpliRED	27208	07/02/12	4000.00	each	0.000	0.00		0.00
A	RM509	Mercaptoethylamine HCl	25884	31/07/07	20020.00	mg	0.002	40.04	U	20.02
A	RM526	Superose 12 Prep Grade	23625	31/05/07	4.00	L	2731.500	10,926.00	re-qualify	10,926.00
A	RM541	Label, plain white, 11 x 20 mm	27154	18/12/11	2427.00	each	0.021	50.97		50.97
A	RM541	Label, plain white, 11 x 20 mm	27193	24/01/12	10000.00	each	0.009	90.00		90.00
A	RM571	Instructions, SRDD, DSRK4	26338	30/11/10	3703.00	each	0.195	722.09		722.09
A	RM581	Filter, AP15, 293mm	25762	30/06/10	6.00	each	9.240	55.44		55.44
A	RM582	Filter, AP25, 293mm	26666	31/07/10	22.00	each	7.840	172.48		172.48
A	RM595	Guanidine Hydrochloride	26878	31/08/11	146.76	g	0.080	11.74	U	5.87
A	RM595	Guanidine Hydrochloride	26991	31/08/11	1000.00	g	0.079	79.00		79.00
A	RM607	Filter, Millipak 40, H2	27072	31/03/08	3.00	each	98.000	294.00		294.00
A	RM616	Filter,Sartobran capsule,0.2sqm,	27108	31/08/09	2.00	each	219.420	438.84		438.84
A	RM616	Filter,Sartobran capsule,0.2sqm,	27128	30/06/09	8.00	each	219.420	1,755.36		1,755.36
A	RM619	D-Glucose	25718	08/07/07	310.78	g	0.053	16.47	U	8.24
A	RM619	D-Glucose	26767	17/02/08	1000.00	g	0.048	48.00	U	24.00
A	RM622	Acetone (Analar or Univar)	26471	13/01/08	1098.02	mL	0.016	17.57	U	8.78
A	RM676	Medium, hybridoma serum free	25902	30/07/07	2.80	L	17.000	47.60		47.60
A	RM676	Medium, hybridoma serum free	27064	30/10/08	10.00	L	20.900	209.00		209.00
A	RM718	Paper, cellulose adsorbent	26906	30/11/10	5000.00	each	0.228	1,140.00		1,140.00
A	RM718	Paper, cellulose adsorbent	26759	30/11/10	8.00	each	0.228	1.82		1.82
A	RM718	Paper, cellulose adsorbent	27055	26/06/11	5000.00	each	0.228	1,140.00		1,140.00
A	RM718	Paper, cellulose adsorbent	26907	28/02/10	4106.00	each	0.228	936.17		936.17
A	RM727	Desiccant, sachet	27106	19/10/07	170250.00	each	0.031	5,277.75		5,277.75
A	RM731	Antibody, sheep anti-mouse	26540	31/08/08	1.00	mL	18.000	18.00		18.00
A	RM731	Antibody, sheep anti-mouse	27209	31/08/08	85.00	mL	18.000	1,800.00		1,800.00
A	RM734	Tartrazine	21474	25/02/07	69.04	g	0.280	19.33	U	9.67
A	RM753	Glass fibre sheets	26655	30/09/10	7.00	each	1.640	11.48		11.48
A	RM753	Glass fibre sheets	27073	17/04/11	400.00	each	1.640	656.00		656.00
A	RM753	Glass fibre sheets	26887	22/12/10	10.00	each	1.640	16.40		16.40
A	RM784	Potassium hydroxide	25727	17/03/08	205.43	g	0.050	10.27	U	5.14

7

A	RM786	Tip,dropper,25 uL,natural,silico	26984	25/07/11	2149.00	each	0.666	1,431.23	1,431.23
A	RM786	Tip,dropper,25 uL,natural,silico	26985	25/07/11	2243.00	each	0.666	1,493.84	1,493.84
A	RM786	Tip,dropper,25 uL,natural,silico	26986	25/07/11	2155.00	each	0.666	1,435.23	1,435.23
A	RM786	Tip,dropper,25 uL,natural,silico	26987	25/07/11	2202.00	each	0.666	1,466.53	1,466.53
A	RM786	Tip,dropper,25 uL,natural,silico	26988	25/07/11	1664.00	each	0.666	1,108.22	1,108.22
A	RM908	Label, blank, 20 x 30 mm	26261	09/11/10	4707.00	each	0.015	70.61	70.61
A	RM908	Label, blank, 20 x 30 mm	27166	09/01/12	6000.00	each	0.044	264.00	264.00
A	RM954	Membrane, HF13504, 4 mil mylar	27095	04/10/07	1666.00	each	4.950	8,246.70	8,246.70
A	RM956	Membrane, vinyl backing, LP25-1	26781	12/10/07	48.00	each	0.756	36.29	36.29
A	RM982	Test device, D-dimer , top, white	27101	31/10/11	13124.00	each	0.057	748.07	748.07
A	RM982	Test device, D-dimer , top, white	27220	16/02/09	59328.00	each	0.057	3,381.70	3,381.70
A	RM982	Test device, D-dimer , top, white	27221	16/02/09	40788.00	each	0.057	2,324.92	2,324.92

								150,302.94	148,421.38

8

Schedule 11

Antibodies Stock

Schedule 11	Antibody Stock

				Expiry
W/h	Item	Description	Lot	Date	Quantity	Units
A	164	Ascitic fluid G26.4.1C3/86, human RBC	164-091	NULL	1735.00	mL
A	220	Antibody, G26.4.1C3/86, Prosep A	220-011	14/06/11	2451.96	mg
A	323B	Antibody,H93.7C.1D2/48, Prosep bioreact.	323B-022	10/08/09	4.19	mg
A	323B	Antibody,H93.7C.1D2/48, Prosep bioreact.	323B-023	10/06/09	178.60	mg
A	323B	Antibody,H93.7C.1D2/48, Prosep bioreact.	323B-027	7/10/10	737.46	mg
A	323B	Antibody,H93.7C.1D2/48, Prosep bioreact.	323B-028	6/02/11	4336.87	mg
A	442	Antibody, B56.1.3A1/48 Prosep Cell Cult	442-012	11/11/09	64.16	mg
A	442	Antibody, B56.1.3A1/48 Prosep Cell Cult	442-013	20/11/11	4794.00	mg
A	446	CC S/N, 3A1/48 HSFM, 7.5L bioreactor	446-009	15/05/07	47.50	L
A	495	Antibody, B42.7.3B6/22 Prosep Cell Cult.	495-006	7/12/06	13.50	mg
A	495	Antibody, B42.7.3B6/22 Prosep Cell Cult.	495-008	19/01/09	12.60	mg
A	495	Antibody, B42.7.3B6/22 Prosep Cell Cult.	495-009	2/09/10	77.69	mg
A	495	Antibody, B42.7.3B6/22 Prosep Cell Cult.	495-011	22/12/10	39.55	mg
A	495	Antibody, B42.7.3B6/22 Prosep Cell Cult.	495-013	23/03/11	72.75	mg
A	495	Antibody, B42.7.3B6/22 Prosep Cell Cult.	495-014	8/03/11	1555.52	mg
A	595	CC S/N, 3B6/22 HSFM, 7.5L bioreactor	595-008	27/11/06	102.50	L

1

Schedule 12

Disclosure Document

2

DISCLOSURE DOCUMENT

Product Acquisition Agreement

AGEN-BBI

Against the Specific Warranties - Agen states:

1          Agen has undertaken a Voluntary Product recall in relation to the Clearview Simplify D-dimer product (see documents attached).

2          Agen is a party to the Rosenstein and Campbell Licences and the Abbott licences and sub-licences as disclosed to BBI in the due diligence materials.

3          Attached is the list of questions in response to which Agen has provided disclosure in the course of due diligence.

4          Agen does not own the buffer bottle. BBI will need to enter into a standard supply agreement with Cinqplast as the supplier of this component or make them an offer for the tool.

3

1.         Assets

1.1      Details of all assets of the Business proposed to be transferred.

1.2      Particulars of all mortgages, debentures, charges hire purchase agreements and other encumbrances affecting the Assets.

2.         Plant and Equipment

Please provide a list and details of the Plant and Equipment currently used in relation to the manufacture and distribution of the Products.

3.         Intellectual Property (IP)

Details of all IP whether registered or unregistered owned or used by Agen in respect of the Business, including the following:-

3.1       Details of the country where any IP is registered.

3.2      Names and particulars of all registered owners.

3.3      Particulars of all registered user agreements.

3.4      Confirmation that all obligations under registered user agreements have been made.

3.5      Details of names under which Agen trades in relation to the Business.

3.6      Confirmation that the Agen does not trade or carry on the Business under any names other than its corporate name.

3.7       Particulars of all applications for registration of IP.

3.8      Particulars of all licences in favour of the Business.

3.9      Particulars of all licences in favour of third parties in respect of IP used by the Business.

3.10     Confirmation that all renewal fees have been paid to date.

3.11    Particulars of any opposition to any application.

3.12    Confirmation that all royalties have been duly paid and all covenants under licences duly observed (receipt for last royalty payments to be produced).

3.13    Details of arty other IP transaction or arrangements which would be material if known by BBI and which are not specifically referred to above.

4.         Insurance

Details of any insurance claims and any claims which are outstanding and unsettled in respect of the Assets.

5.         Trading Agreements and Commitments

5.1      List of all current customers of Agen relating to the Business

5.2      Particulars of all agreements with customers, suppliers (including any retention of title by a supplier until payment in full has been made), sub-contractors and of all agency and distributorship agreements relating to the Business.

5.3      Particulars (if possible copies) of all rental, leasing hire purchase and credit sale agreements currently in force relating to the Business.

5.4      Particulars of all current capital commitments relating to the Business.

5.5      Particulars of standard terms and conditions of sale/supply including terms of trade credit relating to the Business.

5.6      Details of all contracts in respect of the Business by which goods are purchased or services provided to Agen at a price exceeding or below the open market value thereof or goods are sold by or services provided by Agen at a price less or more than the open market value thereof together with copies thereof.

5.7      Details of all claims to or by Agen in relation to any contracts having a value over £20,000, which related to the Business.

5.8      Details of all agreements which related to the Business entered into by Agen :-

5.8.1       of a long term nature or which have more than 12 months to run.

5.8.2       in any way otherwise than in the ordinary course of the Business.

5.8.3       containing “Change of Control Clauses” i.e. entitling a party to terminate on a change in ownership of the Business.

5.9      Details of any agreement entered into by Agen to take or grant any loan, guarantee or indemnity, together with copies thereof.

5.10    Details of any agreement entered into by Agen relating to any agency, distributorship, marketing, purchasing, manufacturing, licensing or franchise arrangements or relating to any restrictive trading arrangement, together with copies thereof in relation to the Business.

5.11    Particulars of any contracts in relation to the Business of any unusual or onerous nature, not already disclosed.

5.12    Particulars of any major breach of contracts by any supplier or customer in respect of the Business.

5.13    Particulars of any contract not at arms’ length in respect of the Business.

5.14    Particulars of any adverse changes in the trading position of Agen in relation to the Business since the date of the last audited accounts of Agen in respect of the Business.

5.15    Details of any arrangements of the Business for the exclusive supply of goods or services to or by Agen.

5.16    Details and copies of any licence or distribution agreements with Inverness Medical in respect of the Business.

6.         Licences etc.

Copies of all permits, authorities, registrations, licences, approvals and consents (whether granted by public or private authorities or otherwise) held by Agen and necessary to carry on its Business effectively and without hindrance.

7.         Litigation

7.1      Details of any of the following which is current, or which is known to be pending, threatened or possible in relation to the Business: -

7.1.1       any litigation or arbitration proceedings (whether as plaintiff or defendant); and

7.1.2       any investigation by a governmental body.

7.2      Please supply details of any complaints by, or disputes with, customers, suppliers, employees or otherwise which have occurred during the last six months.

7.3      Please supply details of any known failure of Agen or the Business to comply with any relevant statutory requirements.

8.         Creditors

Details of any credit arrangements in favour of a customer giving unusually long terms for payment.

9.         Liabilities

Other than as required elsewhere, please provide details of any liabilities which are intended to be assumed by BBI from Agen at completion of the acquisition of the Business.

1.         Are there only two versions of the Products or are there different variations for different territories/customers? Please provide full details. If the Products are the same for different territories and customers, are the packaging requirements different for different territories and different customers? Please provide full details.

2.         Please provide samples of each of the Products, together with samples of any different versions of the Products for different territories and different packaging samples for each.

3.         Please provide the cost price and sale price for each of the different variations of both Products.

4.         Please provide a detailed bill of materials broken down between materials, labour and allocation of overheads for each of the Products.

5.         Please provide details of who makes the reagent, the antibodies, the dimmer and other biological materials used in the Products. Is it all Agen, or are there any third parties involved?

6.         Please provide a complete copy of the device master record number DMR004 in terms of Simplify.

7.         Please provide a complete copy of the device master record number DMR001 in terms of SimpliRED.

8.         Please provide us with copies of all of the patents to the Licensed Intellectual Property. Please confirm whether any of those patents are capable of renewal beyond the expiry date set out in the draft Product Acquisition Agreement.

9.         Please provide a summary of the basic technology used in the Products.

10.       Please provide a summary of the bio reagents that are used in the Products and how they are made to work in the Products.

11.       In respect of each of the Products, what raw materials comprised in them are viewed by Agen as being critical. BBI assume that the antibodies and dimer used are viewed as critical but it is keen to ascertain whether there are other raw materials, for example only sourced from one supplier, that are viewed as critical.

12.       When representatives of BBI visit the site they would like to see manufacture of the Products. Is this going to be possible? Please can you inform us as to whether BBI needs to specifically co-ordinate the dates its representatives visit so that they are onsite when manufacture of these Products takes place or is it a daily occurrence?

13.       On site, BBI would like to have sight of production records for the Products. This is particularly in the case of SimpliRED as this has a different technology than BBI is used to.

14.       What is the shelf life of each of the Products?

15.       What is customer expectation in terms of shelf life of Products delivered to it?

16.       How is it envisaged that Agen will continue to manufacture Products during the Product Transfer Period when BBI has purchased plant and machinery? How will that work in terms of shelf life for the Products? BBI envisage that there will be a separate agreement to cover manufacture of the Products during the Product Transfer Period which would set out timescale, costs etc.

17.       What does Agen believe the sales price to BBI of the Products would be during this Product Transfer Period?

18.       BBI believes that 510K approval was sought in respect of the Products. What is the position with this? If it has not been granted, what reasons were given? Please can we see copies of all correspondence with the FDA in respect of such approval.

19.       BBI will require further information as part of its due diligence but its current belief is that it would prefer to enter into a supply agreement with Agen for the supply of antibodies and other biological materials utilised in the Products rather than a transfer and licence in respect of the Cell Lines. In principle, is this acceptable to Agen? Does Agen produce inhouse all the antibodies and other biological materials used in the Products or is any of it outsourced?

20.       As part of the Technology Transfer process, BBI would envisage representatives of BBI visiting the site of Agen and Agen representatives visiting the site of BBI. Does Agen agree with this in principle?

21.       With the plant and equipment, please can we have marked on the schedule we have been provided with, details of how old the machinery is and what its initial cost was?

22.       On the plant and equipment lists that have been provided, are the prices the net book value of the assets concerned?

23.       With respect to the inventory, please can you provide us with the cost price of the raw materials.

24.       Can we have a breakdown of what stock on the inventory list provided is used in which Product and in what amounts? BBI require this information to assess the usage of the raw material on the inventory.

25.       What is the sale price of the Product being sold to IMI?

26.       What is happening to the current employees of Agen who manufacture the Products? BBI is not asking this question from a liability aspect. It just wants to ensure that its representatives say the right thing when they are on site meeting with Agen employees. Are the Agen employees aware of the transaction? Please can you let us know how you would like BBI to handle any sensitivities on this issue.

The Licensed Trade Marks:

•              Australian Trade Mark Registration No. 1017373 for “SIMPLIFY” in classes 5, 10 and 42;

•              U.S. Trade Mark Registration No. 3140892 for “SIMPLIFY” in classes 5, 10 and 42; and

•              Australian Trade Mark Registration No. 520970 for “SimpliRED” in class 5.

•              Japan Trade Mark Registration No. 3217494 for “SimpliRED” in class 5.

•              US Trade Mark Registration No. 1702759 for “SimpliRED” in class 5.

and includes any other registered trade marks and applications for registration of trade marks and unregistered trade marks for the trade marks set out above and all divisionals, renewals and further applications and registrations now or hereafter in any country (in addition to the above listed Countries) based thereon or relating to the same or similar marks or marks including the same or similar signs but solely in the Agreed Field.

SimpliRED Licensed Intellectual Property

1. The followings Licensed Patent Rights (but solely in the Agreed Field):

Country	Patent No.	Priority date	Issue date	Expiry date
Australia	624580	22 Oct 1987	2 Nov 1992	14 Sep 2008
Canada	1308652	17 Sep 1987	13 Oct 1992	13 Oct 2009
France	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008
Germany	P3852683.2	17 Sep 1987	4 Jan 1995	16 Sep 2008
Great Britain	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008
Israel	87768	17 Sep 1987	29 Dec 1994	15 Sep 2008
Italy	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008
Japan	2553159	17 Sep 1987	22 Aug 1996	17 Sep 2008
New Zealand	226202	17 Sep 1987	28 May 1992	15 Sep 2008
Spain	88308590.4	17 Sep 1987	4 Jan 1995	16 Sep 2008
United States	4894347	17 Sep 1987	16 Jan 1990	22 October 2007
United States	5086002	17 Sep 1987	4 Feb 1992	16 Jan 2007
United States	5413913	17 Sep 1987	9 May 1995	4 February 2009

and includes the national patents and regional patents in relation to the same or a subset of the same invention described in each, and applications therefor, and all further patents of any kind relating to the inventions specified therein (including those of importation and design, petty patents, innovation patents, certificates of invention and utility models), including any and all substitutions, extension, re-examinations or supplementary protection certificates, reissues, renewals divisions, continuations or continuations-in-part thereof, provisional patents, patents of addition, or registrations of any kind, and includes all and any applications for any of the foregoing registered designs and design applications, and copyright in any drawings in respect of such inventions.

Voluntary Product Recall
USA Distribution Channel

Product:	Clearview Simplify D-dimer

Catalogue No.:	AGEN:	DCGK3
	Inverness:	6100KCV

Lot:	PX018A

Expiration Date:	2008-03

Manufacturer’s Details:	AGEN Biomedical Ltd. 11 Durbell Street Acacla Ridge QLD 4110 Brisbane, AUSTRALIA

Tel:+61 7 3370 6300 Fax:+61 7 3370 6370

Manufacturer’s Contacts:	Ms Robyn Smyth Manager RA and Quality Tel: +61 7 3370 6353 Mob: +61 417 786 298

Mr Ken Croll Director of Sales Tel: +61 7 3370 6300 Mob:+61 407 734 136

Mr Gregg Mastroianni Vice President Sales and Marketing Tel: +61 7 3370 6300 Mob: +61 438 766 711

Importer’s Details:	Inverness Medical Professional Diagnostics 10 Southgate Road Scarborough, ME 04074 Tel: +1 800 323 3199

Reason:	Lot PX018A is exhibiting a decrease in sensitivity affecting the qualitative result around the cut off.
Health Hazard Assessment:

D-dimer detection is used as an aid in the diagnosis of disseminated intravascular coagulation, deep vein thrombosis and pulmonary embolism.
Low sensitivity in the D-dimer assay may influence the clinical diagnostic decision.

Volume of release product: 382 kits (10 tests / kit)

Assessment of potential volume of recalled product: Approx 100 kits

Distribution pattern:	Inverness Medical, sub-distribution partners and end users

Recall Strategy:	a. Contact primary USA importer/distributor
b. Act as per their recall procedure
c. Update strategy description based on agreed actions between AGEN and the distributor.

Voluntary Product Recall
International (non-USA) Distribution Channel

Product:	Clearview Simplify D-dimer

Catalogue No.:	AGEN:	DCGK2
	Inverness:	505285

Lot:	PT030A and PT031A

Expiration Date:	2008-03

Original Manufacturer’s Details:	AGEN Biomedical Ltd. 11 Durbell Street Acacia Ridge QLD 4110 Brisbane, AUSTRALIA

Tel: +61 7 3370 6300 Fax: +61 7 3370 6370

Manufacturer’s Contacts:	Ms Robyn Smyth Manager RA and Quality Tel: +61 7 3370 6353 Mob: +61 417 786 298

Mr Ken Croll Director of Sales Tel: +61 7 3370 6300 Mob: +61 407 734 136

Mr Gregg Mastroianni Vice President Sales and Marketing Tel: +61 7 3370 6300 Mob: +61 438 766 711

Importer’s Details:	Inverness Medical Professional Diagnostics Priory Business Park Bedford United Kingdom NK443UP Tel: +44 1234 835000

Reason:	Lot PT030A and PT031A are exhibiting a decrease in sensitivity affecting the qualitative result around the cut off.
Health Hazard Assessment:

D-dimer detection is used as an aid in the diagnosis of disseminated intravascular coagulation, deep vein thrombosis and pulmonary embolism.
Low sensitivity in the D-dimer assay may influence the clinical diagnostic decision.

Volume of release product:	PT030A PT031A	3676 kits (10 tests / kit) 1989 kits (10 tests / kit)

Assessment of potential volume of recalled product:
PT030A & PT031A combined approx 3000 kits

Distribution pattern:	Inverness Medical, sub-distribution partners and end users

Recall Strategy:

a.         Contact primary EU importer / distributor (holders of the CE Mark)

b.        Act as per their recall procedure and EU vigilance requirements

c.         Update strategy description based on agreed actions between AGEN and the distributor.